Exhibit 10.23

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time (this “Agreement”)) is among GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), in its capacity as agent for Lenders (as defined below), together with its successors and assigns in such capacity, “Agent”), the financial institutions who are or hereafter become parties to this Agreement as lenders (together with GECC, collectively the “Lenders”, and each individually, a “Lender”), HELICOS BIOSCIENCES CORPORATION, a Delaware corporation (“Borrower”), and the other entities or persons, if any, who are or hereafter become parties to this Agreement as guarantors (each a “Guarantor” and collectively, the “Guarantors”, and together with Borrower, each a “Loan Party” and collectively, “Loan Parties”).

RECITALS

            Borrower wishes to borrow funds from time to time from Lenders, and Lenders desire to make loans, advances and other extensions of credit, severally and not jointly, to Borrower from time to time pursuant to the terms and conditions of this Agreement.

AGREEMENT

Loan Parties, Agent and Lenders agree as follows:

1.             DEFINITIONS.

As used in this Agreement, all capitalized terms shall have the definitions as provided herein.  Any accounting term used but not defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America, as in effect from time to time (“GAAP”) and all calculations shall be made in accordance with GAAP.  The term “financial statements” shall include the accompanying notes and schedules.  All other terms used but not defined herein shall have the meaning given to such terms in the Uniform Commercial Code as adopted in the State of New York, as amended and supplemented from time to time (the “UCC”).

2.             LOANS AND TERMS OF PAYMENT.

2.1.    Promise to Pay.  Borrower promises to pay Agent, for the ratable accounts of Lenders, when due pursuant to the terms hereof, the aggregate unpaid principal amount of all loans, advances and other extensions of credit made severally by the Lenders to Borrower, together with interest on the unpaid principal amount of such loans, advances and other extensions of credit at the interest rates set forth herein.

2.2.    Term Loans.

(a)                         Commitment.  Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make term loans (each a “Term Loan” and collectively, the “Term Loans”) to Borrower from time to time on any Business Day (as defined below) during the period from the Closing Date (as defined below) until June 30, 2008 (the “Commitment Termination Date”) in an aggregate principal amount not to exceed such Lender’s commitment as identified on Schedule A hereto (such commitment of each Lender as it may be amended to

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Commitment”, and the aggregate of all such commitments, the “Commitments”).  Notwithstanding the foregoing, the aggregate principal amount of the Term Loans made hereunder shall not exceed $20,000,000 (the “Total Commitment”).  Each Lender’s obligation to fund a Term Loan shall be limited to such Lender’s Pro Rata Share (as defined below) of such Term Loan.  Subject to the terms and conditions hereof, the initial Term Loan shall be made on the Closing Date in an aggregate principal amount equal to $10,000,000 (the “Initial Term Loan”).   After the Initial Term Loan, Borrower may request no more than one (1) additional Term Loan and such subsequent Term Loan must be in an amount equal to $10,000,000 (the “Subsequent Term Loan”).

(b)                         Method of Borrowing.  When Borrower desires the Subsequent Term Loan, Borrower will notify Agent (which notice shall be irrevocable) by facsimile (or by telephone, provided that such telephonic notice shall be promptly confirmed in writing, but in any event on or before the following Business Day) on the date that is five (5) Business Days prior to the day the Term Loan is to be made (or such shorter period of time as Agent may agree). Agent and Lenders may act without liability upon the basis of such written or telephonic notice believed by Agent to be from any authorized officer of Borrower.  Agent and Lenders shall have no duty to verify the authenticity of the signature appearing on any such written notice.

(c)                         Funding of Term Loans.  Promptly after receiving a request for a Term Loan, Agent shall notify each Lender of the contents of such request and such Lender’s Pro Rata Share of the requested Term Loan.  Upon the terms and subject to the conditions set forth herein, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Term Loan, in lawful money of the United States of America in immediately available funds, to the Collection Account (as defined below) prior to 11:00 a.m. New York time on the specified date.  Agent shall, unless it shall have determined that one of the conditions set forth in Section 4.1 or 4.2, as applicable, has not been satisfied, by 4:00 p.m. New York time on such day, credit the amounts received by it in like funds to Borrower by wire transfer to, unless otherwise specified in a Disbursement Letter (as defined below), the following deposit account of Borrower (or such other deposit account as specified in writing by an authorized officer of Borrower and acceptable to Agent) (the “Designated Deposit Account”):

Bank Name:  RBS Citizens, National Association

Bank Address:  One Citizens Drive, Riverside, RI 02915

ABA#: 011 500 120

Account #: 1139857247

Account Name: Helicos BioSciences Corporation

Ref: Helicos BioSciences Corporation

(d)                         Notes.  The Term Loans of each Lender shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (each a “Note” and, collectively, the “Notes”), and Borrower shall execute and deliver a Note to each Lender.  Each Note shall represent the obligation of Borrower to pay to such Lender the lesser of (a) the aggregate unpaid principal amount of all Term Loans made by such Lender to or on behalf of Borrower under this Agreement or (b) the amount of such Lender’s Commitment, in each case together with interest thereon as prescribed in Section 2.3(b).

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(e)                         Agent May Assume Funding.  Unless Agent shall have received notice from a Lender prior to the date of any particular Term Loan that such Lender will not make available to Agent such Lender’s Pro Rata Share of such Term Loan, Agent may assume that such Lender has made such amount available to it on the date of such Term Loan in accordance with subsection (c) of this Section 2.2, and may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of Borrower on such date.  If and to the extent that such Lender shall not have so made such amount available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to Borrower until the day such amount is repaid to Agent, at (i) in the case of Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.3(a), and (ii) in the case of such Lender, a floating rate per annum equal to, for each day from the day such amount is made available to Borrower until such amount is reimbursed to Agent, the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion (the “Federal Funds Rate”) for the first Business Day and thereafter, at the interest rate applicable to such Term Loan.  If such Lender shall repay such corresponding amount to Agent, the amount so repaid shall constitute such Lender’s loan included in such Term Loan for purposes of this Agreement.

2.3.    Interest and Repayment.

(a)                         Interest.  Each Term Loan shall accrue interest in arrears from the date made until such Term Loan is fully repaid at a fixed per annum rate of interest equal to the sum of (i) the greater of (A) the Treasury Rate (as defined below) in effect on the day that is three (3) Business Days prior to the making of such Term Loan as determined by Agent and (B) 3.84% plus (ii) 6.11%.   All computations of interest and fees calculated on a per annum basis shall be made by Agent on the basis of a 360-day year, consisting of twelve 30-day months.  Each determination of an interest rate or the amount of a fee hereunder shall be made by Agent and shall be conclusive, binding and final for all purposes, absent manifest error.  As used herein, the term “Treasury Rate” means a per annum rate of interest equal to the rate published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15 entitled “Selected Interest Rates” under the heading “U.S. Government Securities/Treasury Constant Maturities” as the three year treasuries constant maturities rate.  In the event Release H.15 is no longer published, Agent shall select a comparable publication to determine the U.S. Treasury note yield to maturity.  Notwithstanding the foregoing, to the extent the Treasury Rate three (3) Business Days prior to funding the Subsequent Term Loan is equal to or less than 2.84%, the Lenders, in their sole discretion, and only if the Lenders economic return is not negatively affected, shall consider (but shall have no obligation) reducing the Interest Rate on the Subsequent Term Loan below 9.95%.

(b)                         Payments of Principal and Interest.  For the Initial Term Loan, Borrower shall pay to the Agent, for the ratable benefit of the Lenders, (i) twelve (12) consecutive payments of interest only (payable in arrears) at the rate of interest determined in accordance with Section 2.3(a) on the first day of each calendar month (a “Scheduled Payment Date”) commencing on February 1, 2008 and (ii) twenty-four (24) equal consecutive payments of principal and interest (payable in arrears) at the rate of interest determined in accordance with Section 2.3(a) on each Scheduled Payment Date commencing on February 1, 2009.  For the Subsequent Term Loan, Borrower shall pay to the Agent, for the ratable benefit of the Lenders, (i) nine (9) consecutive

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

payments of interest only (payable in arrears) at the rate of interest determined in accordance with Section 2.3(a) on each Scheduled Payment Date commencing on the first day of the second calendar month occurring after the month during which such Term Loan was made and (ii) twenty-seven (27) equal consecutive payments of principal and interest (payable in arrears) at the rate of interest determined in accordance with Section 2.3(a) on each Scheduled Payment Date commencing on the first day of the eleventh calendar month occurring after the month during which such Term Loan was made (each such payment made pursuant to clauses (i) and (ii) of each of the immediately preceding two sentences, a “Scheduled Payment”).  The amount of each such payment of principal and interest shall be calculated by the Agent and shall be sufficient to fully amortize the principal and interest due with respect to the applicable Term Loan over such repayment period.  Notwithstanding the foregoing, all unpaid principal and accrued interest with respect to a Term Loan is due and payable in full to Agent, for the ratable benefit of Lenders, on the earlier of (A) the first day of the thirty-seventh month following the date such Term Loan was made or (B) the date that such Term Loan otherwise becomes due and payable hereunder, whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise (the earlier of (A) or (B), the “Applicable Term Loan Maturity Date”). Each Scheduled Payment, when paid, shall be applied first to the payment of accrued and unpaid interest on the applicable Term Loan and then to unpaid principal balance of such Term Loan.  Without limiting the foregoing, all Obligations shall be due and payable on the Applicable Term Loan Maturity Date for the last Term Loan made.

(c)                         Interim Interest Payment.  For each Term Loan, Borrower shall make an advance payment of interest on the date of funding such Term Loan for the period from such date to and including the last day of the month in which such Term Loan was so made.

(d)                         No Reborrowing.  Once a Term Loan is repaid or prepaid, it cannot be reborrowed.

(e)                         Payments.  All payments (including prepayments) to be made by any Loan Party under any Debt Document shall be made in immediately available funds in U.S. dollars, without setoff or counterclaim to the Collection Account (as defined below) before 11:00 a.m. New York time on the date when due.  All payments received by Agent after 11:00 a.m. New York time on any Business Day or at any time on a day that is not a Business Day shall be deemed to be received on the next Business Day.  Whenever any payment required under this Agreement would otherwise be due on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.  The payment of any Scheduled Payment prior to its due date shall be deemed to have been received on such due date for purposes of calculating interest hereunder.  All regularly scheduled payments due to Agent and Lenders under Section 2.3(b) shall be effected by automatic debit of the appropriate funds from Borrower’s operating account specified on the EPS Setup Form (as defined below). As used herein, the term “Collection Account” means the following account of Agent (or such other account as Agent shall identify to Borrower in writing):

Bank Name: Deutsche Bank

Bank Address: New York, NY

ABA Number: 021 001 033

Account Number: 50271079

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Account Name: GECC HH Cash Flow Collections

Ref: Helicos Biosciences Corporation/CFN #HFS2701

(f)                          Withholdings and Increased Costs.  All payments shall be made free and clear of any taxes, withholdings, duties, impositions or other charges (other than taxes on the overall net income of any Lender and comparable taxes), such that Agent and Lenders will receive the entire amount of any Obligations (as defined below), regardless of source of payment.  If Agent or any Lender shall have reasonably determined that the introduction of or any change in, after the date hereof, any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order reduces the rate of return on Agent or such Lender’s capital as a consequence of its obligations hereunder or increases the cost to Agent or such Lender of agreeing to make or making, funding or maintaining any Term Loan, then Borrower shall from time to time upon written demand by Agent or such Lender (with a copy of such demand to Agent) promptly pay to Agent for its own account or for the account of such Lender, as the case may be, additional amounts sufficient to compensate Agent or such Lender for such reduction or for such increased cost.  A certificate as to the amount of such reduction or such increased cost that shows the basis of the computation thereof submitted by Agent or such Lender (with a copy to Agent) to Borrower shall be conclusive and binding on Borrower, absent manifest error, provided that,  neither Agent nor any Lender shall be entitled to payment of any amounts under this Section 2.3(f) unless it has delivered such certificate to Borrower within 180 days after the occurrence of the changes or events giving rise to the increased costs to, or reduction in the amounts received by, Agent or such Lender.  This provision shall survive the termination of this Agreement.

(g)                         Loan Records.  Each Lender shall maintain in accordance with its usual practice accounts evidencing the Obligations of Borrower to such Lender resulting from such Lender’s Pro Rata Share of each Term Loan, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.  Agent shall maintain in accordance with its usual practice a loan account on its books to record the Term Loans and any other extensions of credit made by Lenders hereunder, and all payments thereon made by Borrower.  The entries made in the such accounts shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or Agent to maintain any such account shall affect the obligations of Borrower to repay the Obligations in accordance with their terms.

2.4.    Prepayments.  Borrower can voluntarily prepay, upon 5 Business Days’ prior written notice to Agent, any Term Loan in full, but not in part.  Upon the date of (a) any voluntary prepayment of a Term Loan in accordance with the immediately preceding sentence or (b) any mandatory prepayment of a Term Loan required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the ratable benefit of the Lenders, a sum equal to (i) all outstanding principal plus accrued interest with respect to the such Term Loan, (ii) the Final Payment Fee (as such term is defined in Section 2.7(b)) for such Term Loan, and (iii) a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to: (A) 8.00% of the outstanding principal of such Term Loan, if such payment is made on or prior to the one year anniversary of the date such Term Loan was made (the “Applicable First Anniversary”), (B) 2.00% of the outstanding principal amount of such Term Loan, if such prepayment is made after the Applicable First Anniversary of such Term Loan but on or before the two year anniversary of the date such Term Loan is made (the “Applicable Second Anniversary”), and (C) 1.00% of the outstanding principal amount of such Term

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Loan, if such prepayment is made after the Applicable Second Anniversary but before the first day of the thirty-seventh month following the date such Term Loan was made.

2.5.          Late Fees.  If Agent does not receive any Scheduled Payment or other payment under any Debt Document from any Loan Party within 3 days after its due date, then, at Agent’s election, such Loan Party agrees to pay to Agent for the ratable benefit of all Lenders, a late fee equal to (a) 5.00% of the amount of such unpaid payment or (b) such lesser amount that, if paid, would not cause the interest and fees paid by such Loan Party under this Agreement to exceed the Maximum Lawful Rate (as defined below) (the “Late Fee”).

2.6.    Default Rate.  All Term Loans and other Obligations shall bear interest, at the option of Agent or upon the request of the Requisite Lenders (as defined below), from and after the occurrence and during the continuation of an Event of Default (as defined below), at a rate equal to the lesser of (a) 5.00% above the rate of interest applicable to such Obligations as set forth in Section 2.3(a) immediately prior to the occurrence of the Event of Default and (b) the Maximum Lawful Rate (the “Default Rate”).  The application of the Default Rate shall not be interpreted or deemed to extend any cure period or waive any Default or Event of Default or otherwise limit the Agent’s or any Lender’s right or remedies hereunder.  All interest payable at the Default Rate shall be payable on demand.

2.7.    Lender Fees.

(a)                         Upfront Payment.  In consideration for Agent’s agreement to underwrite the transaction contemplated by this Agreement, Borrower has paid to Agent, for the sole benefit of Agent, and Agent hereby acknowledges receipt of, a payment in the amount of $100,000 (the “Upfront Payment”).  The Upfront Payment shall be fully earned by Agent as a non-refundable underwriting fee.

(b)                         Final Payment Fee.  Upon the repayment in full of all outstanding principal amounts with respect to any Term Loan (whether voluntarily, scheduled or mandatory or otherwise), for each Term Loan Borrower shall pay to Agent, for the ratable accounts of Lenders, a fee equal to 4.00% of the original principal amount of such Term Loan (the “Final Payment Fee”).

2.8.    Maximum Lawful Rate.  Anything herein, any Note or any other Debt Document (as defined below) to the contrary notwithstanding, the obligations of Loan Parties hereunder and thereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Agent and Lenders would be contrary to the provisions of any law applicable to Agent and  Lenders limiting the highest rate of interest which may be lawfully contracted for, charged or received by  Agent and Lenders, and in such event Loan Parties shall pay Agent and Lenders interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder or thereunder is less than the Maximum Lawful Rate, Loan Parties shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent and Lenders is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the making of the Initial Term Loan as otherwise provided in this Agreement, any Note or any other Debt Document.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

3.             CREATION OF SECURITY INTEREST.

3.1.    Grant of Security Interest.  As security for the prompt payment and performance, whether at the stated maturity, by acceleration or otherwise, of all Term Loans and other debt, obligations and liabilities of any kind whatsoever of Borrower to Agent and Lenders under the Debt Documents (whether for principal, interest, fees, expenses, prepayment premiums, indemnities, reimbursements or other sums, and whether or not such amounts accrue after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not allowed in such case or proceeding), absolute or contingent, now existing or arising in the future, including but not limited to the payment and performance of any outstanding Notes, and any renewals, extensions and modifications of such Term Loans and the obligations arising under the GE Equipment Loan (as defined below) (such indebtedness under the Notes, Term Loans, the GE Equipment Loan and other debt, obligations and liabilities in connection with the Debt Documents are collectively called the “Obligations”), and as security for the prompt payment and performance by each Guarantor of the Guaranteed Obligations as defined in the Guaranty (as defined below), each Loan Party does hereby grant to Agent, on behalf of itself and Lenders, a security interest in the property listed below (all hereinafter collectively called the “Collateral”):

All of such Loan Party’s personal property of every kind and nature (except for (a) Intellectual Property, as defined in, and to the extent excluded pursuant to, Section 3.3 and (b) up to $500,000 held as letter of credit cash collateral in account number 1170338428 with RBS Citizens, National Association) whether now owned or hereafter acquired by, or arising in favor of, such Loan Party, and regardless of where located, including, without limitation, all accounts, chattel paper (whether tangible or electronic), commercial tort claims, deposit accounts, documents, equipment, financial assets, fixtures, goods, instruments, investment property (including, without limitation, all securities accounts), inventory, letter-of-credit rights, letters of credit, securities, supporting obligations, cash, cash equivalents, any other contract rights (including, without limitation, rights under any license agreements), or rights to the payment of money, and general intangibles, and all books and records of such Loan Party relating thereto, and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, all proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing (with each of the foregoing terms that are defined in the UCC having the meaning set forth in the UCC).

Each Loan Party hereby represents and covenants that such security interest constitutes a valid, and other than security interests granted in favor of General Electric Capital Corporation pursuant to the GE Equipment Loan, first priority security interest in the presently existing Collateral, and will constitute a valid, and other than security interests granted in favor of General Electric Capital Corporation pursuant to the GE Equipment Loan, first priority security interest in Collateral acquired after the date hereof.  Each Loan Party hereby covenants that it shall give written notice to Agent promptly upon the acquisition by such Loan Party or creation in favor of such Loan Party of any commercial tort claim which could reasonably be expected to result in a recovery in excess of $100,000 after the Closing Date.

3.2.    Financing Statements.  Each Loan Party hereby authorizes Agent to file UCC financing statements with all appropriate jurisdictions to perfect Agent’s security interest (for the benefit of itself and the Lenders) granted hereby.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

3.3.    Grant of Security Interest in Proceeds of Intellectual Property.  The Collateral shall not include any of intellectual property of any Loan Party, which shall be defined as any and all copyright, trademark, servicemark, patent, design right, software, trade secret and intangible rights related thereto of a Loan Party and any applications, registrations, claims, products, awards, judgments, amendments, renewals, extensions, improvements, licenses and insurance claims related thereto (collectively, “Intellectual Property”) now owned or hereafter acquired, or any claims for damages by way of any past, present or future infringement of any of the foregoing; provided however, that the Collateral shall include all cash, royalty fees, other proceeds, accounts and general intangibles that consist of rights of payment to or on behalf of a Loan Party or proceeds from the sale, licensing or other disposition of all or any part of, or rights in, the Intellectual Property by or on behalf of a Loan Party (“Rights to Payment”).  Notwithstanding the foregoing, to the extent it is necessary under applicable law in any bankruptcy or insolvency proceeding involving a Loan Party for Agent (on behalf of itself and Lenders) to have a security interest in the underlying Intellectual Property in order for Agent to have (i) a security interest in the Rights to Payment and (ii) a security interest in any payments with respect to Rights to Payment that are received after the commencement of such bankruptcy or insolvency proceeding, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property solely to the extent necessary to permit attachment and perfection of Agent’s security interest (on behalf of itself and Lenders) in the Rights to Payment and any payments in respect thereof that are received after the commencement of any bankruptcy or insolvency proceeding.  Agent hereby agrees on behalf of itself and the Lenders that, if Agent obtains a security interest in the Intellectual Property pursuant to the immediately preceding sentence, Agent will not exercise any remedies (under the UCC or otherwise) with respect to the Intellectual Property (other than remedies with respect to Rights to Payment or any other proceeds of the Intellectual Property).

3.4.    Termination of Security Interest.  Subject to Section 10.9, Agent’s lien on the Collateral (on behalf of itself and Lenders) shall continue until all of the Obligations (other than contingent indemnification obligations against which no claim shall have been asserted or reasonably believed by Lenders to be pending) are indefeasibly repaid in full in cash, all of the Commitments hereunder are terminated, and this Agreement shall have been terminated (the “Termination Date”).  Upon the Termination Date, Agent shall, at Loan Parties’ sole cost and expense and without any recourse, representation or warranty, release its liens in the Collateral, and all rights remaining therein, if any, shall revert to Loan Parties.

4.             CONDITIONS OF CREDIT EXTENSIONS

4.1.    Conditions Precedent to Initial Term Loan.  No Lender shall be obligated to make the Initial Term Loan, or to take, fulfill, or perform any other action hereunder, until the following have been delivered to the Agent (the date on which the Lenders make the Initial Term Loan after all such conditions shall have been satisfied in a manner satisfactory to Agent or waived in accordance with this Agreement, the “Closing Date”):

(a)                         a counterpart of this Agreement duly executed by each Loan Party;

(b)                         a certificate executed by the Secretary of each Loan Party, the form of which is attached hereto as Exhibit B (the “Secretary’s Certificate”), providing verification of incumbency and attaching (i) such Loan Party’s board resolutions approving the transactions contemplated by this Agreement and the other Debt Documents and (ii) such Loan Party’s governing documents;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(c)                         Notes duly executed by Borrower in favor of each applicable Lender;

(d)                         filed copies of UCC financing statements, collateral assignments, and terminations statements, with respect to the Collateral, as Agent shall request;

(e)                         certificates of insurance evidencing the insurance coverage, and satisfactory additional insured and lender loss payable endorsements, in each case as required pursuant to Section 6.4 herein;

(f)                          current UCC lien, judgment, bankruptcy and tax lien search results demonstrating that there are no other security interests or liens on the Collateral, other than Permitted Liens (as defined below);

(g)                         [Reserved];

(h)                         an officer’s certificate in form and substance satisfactory to Agent, executed by the chief executive officer or chief financial officer of Borrower, certifying that, as of the Closing Date, (i) since December 31, 2006, no Material Adverse Effect (as defined below) has occurred, (ii) each of the Borrower and the Loan Parties is Solvent, individually and on a consolidated basis, (iii) all of the representations and warranties are true and correct and (iv) certifying to such other matters as Agent deems reasonably appropriate;

(i)                          a certificate of good standing of each Loan Party from the jurisdiction of such Loan Party’s organization and a certificate of foreign qualification from each jurisdiction where such Loan Party’s failure to be so qualified could reasonably be expected to have a Material Adverse Effect, in each case as of a recent date acceptable to Agent;

(j)                          a landlord consent and/or bailee letter in favor of Agent executed by the landlord or bailee, as applicable, for any third party location where (a) any Loan Party’s principal place of business, (b) any Loan Party’s books or records or (c) Collateral with an aggregate value in excess of $250,000 is located, a form of which is attached hereto as Exhibit C-1 and Exhibit C-2, as applicable (“Access Agreement”);

(k)                         a legal opinion of Loan Parties’ counsel, in form and substance satisfactory to Agent;

(l)                          a completed EPS set-up form, a form of which is attached hereto as Exhibit E (the “EPS Setup Form”);

(m)                              a completed perfection certificate, duly executed by each Loan Party, a form of which Agent previously delivered to Borrower (the “Perfection Certificate”; attached hereto as Exhibit G);

(n)                         one or more Account Control Agreements (as defined below), in form and substance reasonably acceptable to Agent, duly executed by the applicable Loan Parties and the applicable depository or financial institution, for each deposit and securities account (other than accounts used exclusively for payroll and withholding tax purposes) listed on the Perfection Certificate;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(o)                               a pledge agreement, in form and substance reasonably satisfactory to Agent, executed by each Loan Party and pledging to Agent, for the benefit of itself and the Lenders, a security interest in (a) 100% of the shares of the outstanding capital stock, of any class, of each Subsidiary (as defined below) of each Loan Party that is incorporated under the laws of any State of the United States or the District of Columbia, (b) shares of the outstanding capital stock of any class of each Subsidiary of such Loan Party that is not incorporated under the laws of any State of the United States or the District of Columbia (a “Foreign Subsidiary”) that constitute 65% of the total combined voting power of all capital stock of all classes of such Foreign Subsidiary  (provided, that with respect to any Foreign Subsidiary, to the extent that there is no 956 Impact (as defined below) such pledge shall be for one-hundred percent (100%) of such Foreign Subsidiary’s outstanding voting and non-voting capital stock and stock equivalents) and (c) any and all Indebtedness (as defined below) owing to Loan Parties (the “Pledge Agreement”). A “956 Impact” will be deemed to exist to the extent the issuance of a guaranty by, grant of a Lien by, or pledge of greater than two-thirds of the voting stock and stock equivalents of, a Foreign Subsidiary, would result in material incremental income tax liability under Section 956 of the U.S. Internal Revenue Code of 1986 (the “Code”), taking into account actual anticipated repatriation of funds, foreign tax credits and other relevant factors;

(p)                         a post closing letter agreement, in form and substance satisfactory to Agent, executed by each Loan Party and Agent (the “Post Closing Letter”);

(q)                         a disbursement instruction letter, in form and substance satisfactory to Agent, executed by each Loan Party (the “Disbursement Letter”);

(r)                          all other documents and instruments as Agent may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Agreement (together with the Agreement, Note, the Perfection Certificate, the Pledge Agreement, the Guaranty, the Secretary’s Certificate and the Disbursement Letter, and all other agreements, instruments, documents and certificates executed and/or delivered to or in favor of Agent from time to time in connection with this Agreement or the transactions contemplated hereby, the “Debt Documents”); and

(s)                         Borrower shall have reimbursed Agent and Lenders for all fees, costs and expenses of closing presented as of the date of this Agreement.

4.2.    Conditions Precedent to All Term Loans.  No Lender shall be obligated to make any Term Loan, including the Initial Term Loan, unless the following additional conditions have been satisfied:

(a)                         (i) all representations and warranties in Section 5 below shall be true in all material respects as of the date of such Term Loan except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true in all material respects as of such earlier date, and except where such representations and warranties have a material qualifier in which case such representations and warranties shall be true and correct in all respects; (ii) no Event of Default or any other event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default (such event, a “Default”) has occurred and is continuing or will result from the making of any Term Loan and (iii) Agent shall have received a certificate from an authorized officer of each Loan Party confirming each of the foregoing;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(b)                         Agent shall have received the redelivery or supplemental delivery of the items set forth in the following sections to the extent circumstances have changed since the Initial Term Loan:  Sections 4.1(b), (e), (f), (i), (j), (k), (m) and (q);

(c)                         with respect to the Subsequent Term Loan only, Agent shall have received evidence satisfactory to Agent that Borrower has [***] of  its Helicos Genetic Analysis Systems, which include the HeliScope Single Molecule Sequencer (the “Heliscope”), [***]; and

(d)                         Agent shall have received such other documents, agreements, instruments or information as Agent shall reasonably request.

5.             REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES.

Each Loan Party, jointly and severally, represents, warrants and covenants to Agent and each Lender that:

5.1.    Due Organization and Authorization.  Each Loan Party’s exact legal name is as set forth in the Perfection Certificate and each Loan Party is, and will remain, duly organized, existing and in good standing under the laws of the State of its organization as specified in the Perfection Certificate, has its chief executive office at the location specified in the Perfection Certificate, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, except where the failure to be so qualified and licensed could not reasonably be expected to have a Material Adverse Effect.  This Agreement and the other Debt Documents have been duly authorized, executed and delivered by each Loan Party and constitute legal, valid and binding agreements enforceable in accordance with their terms.  The execution, delivery and performance by each Loan Party of each Debt Document executed or to be executed by it is in each case within such Loan Party’s powers.

5.2.    Required Consents.  No filing, registration, qualification with, or approval, consent or withholding of objections from, any governmental authority or instrumentality or any other entity or person is required with respect to the entry into, or performance by any Loan Party of, any of the Debt Documents, except any already obtained.

5.3.    No Conflicts.  The entry into, and performance by each Loan Party of, the Debt Documents will not (a) violate any of the organizational documents of such Loan Party, (b) violate any law, rule, regulation, order, award or judgment applicable to such Loan Party, or (c) result in any breach of or constitute a default under, or result in the creation of any lien, claim or encumbrance on any of such Loan Party’s property (except for liens in favor of Agent, on behalf of itself and Lenders) pursuant to, any indenture, mortgage, deed of trust, bank loan, credit agreement, or other Material Agreement (as defined below) to which such Loan Party is a party.  As used herein, “Material Agreement” shall mean any agreement or contract to which such Loan Party is a party and involving the receipt or payment of amounts in the aggregate exceeding $250,000 per year and (ii) any agreement or contract to which such Loan Party is a party the termination of which could reasonably be expected to have a Material Adverse Effect.  Subject to the Post Closing Letter, a description of all Material Agreements as of the Closing Date is set forth on Schedule B hereto and, as of the date of delivery of the updated Schedule B pursuant to the Post Closing Letter, such updated Schedule B shall include a description of all Material Agreements as of such date.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

5.4.    Litigation.  There are no actions, suits, proceedings, and to the best of the Loan Parties’ knowledge, there are no investigations, pending against or affecting any Loan Party before any court, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any basis thereof, which involves the possibility of any judgment or liability that could reasonably be expected to have a Material Adverse Effect, or which questions the validity of the Debt Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, nor does any Loan Party have reason to believe that any such actions, suits, proceedings or investigations are threatened.  As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on any of (a) the operations, business, assets, properties, or condition (financial or otherwise) of Borrower, individually, or the Loan Parties, collectively, (b) the ability of a Loan Party to perform any of its obligations under any Debt Document to which it is a party, (c) the legality, validity or enforceability of any Debt Document, (d) the rights and remedies of Agent or Lenders under any Debt Document or (e) the validity, perfection or priority of any lien in favor of Agent, on behalf of itself and Lenders, on any of the Collateral.

5.5.    Financial Statements.  All financial statements delivered to Agent and Lenders pursuant to Section 6.3 have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments), and since the date of the most recent audited financial statement, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.  There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent and Lenders in accordance with Section 6.3.

5.6.    Use of Proceeds.  The proceeds of the Term Loans shall be used for working capital, capital expenditures and general corporate purposes.

5.7.    Collateral.  Each Loan Party is, and will remain, the sole and lawful owner, and in possession of (either directly or indirectly through one or more bailees to the extent that the Loan Parties are in compliance with Section 6.6 with respect to such bailee), the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement.  The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (a) liens in favor of Agent, on behalf of itself and Lenders, to secure the Obligations, (b) liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar liens, in each case imposed by law and arising in the ordinary course of business, and securing amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of the applicable Loan Party in accordance with GAAP and which do not involve, in the reasonable judgment of Agent, the likely risk of the sale, forfeiture or loss of any portion of the Collateral in excess of $250,000 (a “Permitted Contest”), (c) liens existing on the date hereof and set forth on Schedule B hereto, (d) liens securing Indebtedness permitted under Section 7.2(c) below, provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 20 days after the, acquisition, repair, improvement or construction of, such property financed by such Indebtedness and (ii) such liens do not extend to any property of a Loan Party other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such Indebtedness, (e) licenses described in Section 7.3(c) and (d) below, and (f) liens securing Indebtedness arising under the GE Equipment Loan (all of such liens described in the foregoing clauses (a) through (f) are called  “Permitted Liens”).

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

5.8.    Compliance with Laws.  Each Loan Party is and will remain in compliance in all material respects with all laws, statutes, ordinances, rules and regulations applicable to it including, without limitation, (a) ensuring that no person who owns, directly or indirectly, 20% or more of the capital stock of a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (b) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations, (c) meeting the minimum funding requirements of the United States Employee Retirement Income Security Act of 1974 (as amended, “ERISA”) with respect to any employee benefit plans subject to ERISA, (d) no Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 and (e) no Loan Party is engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

5.9.    Intellectual Property.  The Intellectual Property is and will remain free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens described in clauses (b)(i) and (e) of Section 5.7.  No Loan Party has nor will it enter into any other agreement or financing arrangement in which a negative pledge in such Loan Party’s Intellectual Property is granted to any other party. As of the Closing Date and each date a Term Loan is advanced to Borrower, no Loan Party has any interest in, or title to any patents, trademarks or material licenses that are registered or the subject of pending applications for registrations except (i) as disclosed in the Perfection Certificate, and (ii) patents which have not yet been licensed or published.  Each Loan Party owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it without any actual or claimed infringement upon the rights of third parties.

5.10.        Solvency.  Both before and after giving effect to each Term Loan, the transactions contemplated herein, and the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and its Subsidiaries, on a consolidated basis, is and will be Solvent.  As used herein, “Solvent” means, with respect to a Loan Party on a particular date, that on such date (a) the fair value of the property of such Loan Party is greater than the total amount of liabilities, including contingent liabilities, of such Loan Party; (b) the present fair salable value of the assets of such Loan Party is not less than the amount that will be required to pay the probable liability of such Loan Party on its debts as they become absolute and matured; (c) such Loan Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Loan Party’s ability to pay as such debts and liabilities mature; (d) such Loan Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Loan Party’s property would constitute an unreasonably small capital; and (e) is not “insolvent” within the meaning of Section 101(32) of the United States Bankruptcy Code (11 U.S.C. § 101, et. seq), as amended from time to time.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

5.11.        Taxes; Pension.  All tax returns, reports and statements, including information returns, required by any governmental authority to be filed by each Loan Party and its Subsidiaries have been

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filed with the appropriate governmental authority (other than those tax returns, reports and statements for which a request for extension of the time in which to file has been timely filed by the applicable Loan Party with the applicable governmental authority and such extension has been granted by such governmental authority, in which case such tax returns, reports and statements shall have been filed by such extension date) all taxes, levies, assessments and similar charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding taxes, levies, assessments and similar charges or other amounts which are the subject of a Permitted Contest.  Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in compliance with applicable laws and such withholdings have been timely paid to the respective governmental authorities.  Each Loan Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Loan Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of a Loan Party in excess of $250,000, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental authority.

5.12.        Full Disclosure.  Loan Parties hereby confirm that all of the information disclosed on the Perfection Certificate is true, correct and complete as of the date of this Agreement and as of the date of each Term Loan.  No representation, warranty or other statement made by a Loan Party, or on behalf of a Loan Party by an officer of such Loan Party, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading, it being recognized by Agent and Lenders that the projections and forecasts provided by Loan Parties in good faith and based upon reasonable and stated assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

5.13.        Status of Helicos Biosciences Securities Corporation.  Borrower’s direct, wholly-owned Subsidiary, Helicos Biosciences Securities Corporation, a Massachusetts corporation (“HBSC”),  has not engaged in any business or own any assets (other than to hold cash and Cash Equivalents in account number 1139758613 located at RBS Citizens, National Association), nor has it incurred any Indebtedness, Liens or any other liabilities other than liabilities associated solely with any taxes on HBSC and bank fees associated with HBSC’s bank accounts.

6.             AFFIRMATIVE COVENANTS.

6.1.    Good Standing.  Each Loan Party shall maintain its and each of its Subsidiaries’ existence and good standing in its jurisdiction of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.  Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, in full force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.  “Subsidiary” means, with respect to a Loan Party, any entity the management of which is, directly or indirectly controlled by, or of which an aggregate of more than 50% of the outstanding voting capital stock (or other voting equity interest) is, at the time, owned or controlled, directly or indirectly by, such Loan Party or one or more Subsidiaries of such Loan Party, and, unless the contest otherwise requires each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

6.2.    Notice to Agent.  Loan Parties shall provide Agent and each Lender that is a Lender on the Closing Date with (a) notice of any change in the accuracy of the Perfection Certificate or any of the representations and warranties provided in Section 5 above, promptly (but in any event within 3 Business Days) upon the occurrence of any such change, (b) notice of the occurrence of any Default or Event of Default, promptly (but in any event within 3 days) after the date on which any officer of a Loan Party obtains knowledge of the occurrence of any such event, (c) copies of all statements, reports and notices made available generally by Borrower to its securityholders or to any holders of Material Indebtedness (as defined below), all notices sent to Borrower or any Loan Party by the holders of such Material Indebtedness, and all documents filed with the Securities and Exchange Commission (“SEC”) or any securities exchange or governmental authority exercising a similar function, promptly, but in any event within 3 days of delivering or receiving such information to or from such persons, (d) a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more promptly, but in any event within 3 Business Days, upon receipt of notice thereof, (e) any new applications or registrations that Borrower has made or filed in respect of any Intellectual Property or a change in status of any outstanding application or registration within 5 days of such application, filing or change in status, and (f) copies of all statements, reports and notices delivered to or by a Loan Party in connection with any Material Agreement promptly (but in any event within 3 Business Days) upon receipt thereof.

6.3.    Financial Statements.  If Borrower is a private company, it shall deliver to Agent and Lenders (a) unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 45 days of each month end, in a form acceptable to Agent and certified by Borrower’s president, chief executive officer or chief financial officer, and (b) its complete annual audited consolidated and, if available, consolidating financial statements prepared under GAAP and certified by an independent certified public accountant selected by Borrower and satisfactory to Agent within 120 days of the fiscal year end or, if sooner, at such time as Borrower’s Board of Directors receives the certified audit.  If Borrower is a publicly held company, it shall deliver to Agent and Lenders quarterly unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements and annual audited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements, certified by a recognized firm of certified public accountants, within 5 days after the statements are required to be provided to the SEC, and if Agent requests, Borrower shall deliver to Agent and Lenders monthly unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 30 days after the end of each month.  All such statements are to be prepared using GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments) and, if Borrower is a publicly held company, are to be in compliance with applicable SEC requirements.  All financial statements delivered pursuant to this Section 6.3 shall be accompanied by a compliance certificate, signed by the chief financial officer of Borrower, in the form attached hereto as Exhibit D. Borrower shall deliver to Agent and Lenders (i) as soon as available and in any event not later than 30 days after the end of each fiscal year of Borrower, an annual budget for Borrower, on a consolidated and, if available, consolidating basis, approved by the Board of Directors of Borrower, for the current fiscal year, consistent with the past budgets previously provided to Agent and (ii) such budgets, sales projections, or other financial information as Agent or any Lender may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.

6.4.    Insurance.  Borrower, at its expense, shall maintain, and shall cause each Subsidiary to maintain, insurance (including, without limitation, comprehensive general liability, hazard, and business interruption insurance) with respect to all of its properties and businesses (including, the Collateral), in

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such amounts and covering such risks as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event with deductible amounts, insurers and policies that shall be reasonably acceptable to Agent.  Borrower shall deliver to Agent certificates of insurance evidencing such coverage, together with endorsements to such policies naming Agent as a lender loss payee or additional insured, as appropriate, in form and substance reasonably satisfactory to Agent.  Each policy shall provide that coverage may not be canceled or altered by the insurer except upon 30 days  prior written notice to Agent and shall not be subject to co-insurance, except in the event of cancellation for non-payment of premium whereby 10 days advance notice will be provided.  Borrower appoints Agent as its attorney-in-fact to make, settle and adjust all claims under and decisions with respect to Borrower’s policies of insurance, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Agent shall not act as Borrower’s attorney-in-fact unless an Event of Default has occurred and is continuing.  The appointment of Agent as Borrower’s attorney in fact is a power coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full. Proceeds of insurance shall be applied, at the option of Agent, to repair or replace the Collateral or to reduce any of the Obligations.

6.5.    Taxes.  Borrower shall, and shall cause each Subsidiary to, timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, or its income or profits or upon its properties or any part thereof, before the same shall be in default and before the date on which penalties attach thereto, except to the extent such taxes, assessments and governmental charges or levies are the subject of a Permitted Contest.

6.6.    Agreement with Landlord/Bailee.  Each Loan Party shall use commercially reasonable efforts to obtain and maintain such Access Agreement(s) with respect to any real property on which (a) a Loan Party’s principal place of business, (b) a Loan Party’s books or records or (c) Collateral with an aggregate value in excess of $250,000 is located (other than real property owned by such Loan Party) as Agent may reasonably require provided, however, that the Agent shall not exercise any of its rights under such Access Agreements unless entitled to do so pursuant to this Agreement.

6.7.    Protection of Intellectual Property.  Each Loan Party shall take all necessary actions to: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property to the extent material to the conduct of its business now or heretofore conducted by it or proposed to be conducted by it, (b) promptly, but in any event within 5 Business Days, advise Agent in writing of material infringements of its Intellectual Property, (c) not allow any Intellectual Property material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent, and (d) notify Agent promptly, but in any event within 3 days, if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) material to its business may become abandoned or dedicated, or if any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Loan Party’s ownership of any Intellectual Property material to its business, its right to register the same, or to keep and maintain the same.  Each Loan Party shall remain liable under each of its Intellectual Property licenses pursuant to which it is a licensee (“Licenses”) to observe and perform all of the conditions and obligations to be observed and performed by it thereunder.  None of Agent or any Lender shall have any obligation or liability under any such License by reason of or arising out of this Agreement, the granting of a lien, if any, in such License or the receipt by Agent (on behalf of itself and Lenders) of any payment relating to any such License.  None of Agent or any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Loan Party under or pursuant to

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any License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or which it may be entitled at any time or times.

6.8.    Special Collateral Covenants.

(a)                         Each Loan Party shall remain in possession of its respective Collateral solely at the location(s) specified on the Perfection Certificate; except that Agent, on behalf of itself and Lenders, shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, (ii) any other Collateral in which Agent’s security interest (on behalf of itself and Lenders) may be perfected only by possession and (iii) any Collateral after the occurrence of an Event of Default in accordance with this Agreement and the other Debt Documents.  Agent may inspect (and representatives of any Lender may accompany Agent on any such inspection) any of the Collateral during normal business hours, and in the absence of a Default or an Event of Default, after giving Borrower reasonable prior notice; provided however, (A) that so long as no Default shall have occurred and be continuing, such inspections shall take place no more than twice per calendar year and (B) that the aggregate cost to the Loan Parties for all such inspections in any given calendar year shall not exceed $35,000.  If Agent asks, each Loan Party will promptly notify Agent in writing of the location of any Collateral.

(b)                         Each Loan Party shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, and (iii) use and maintain the Collateral only in compliance with manufacturers’ recommendations and all applicable laws.

(c)                         Agent and Lenders do not authorize and each Loan Party agrees it shall not (i) part with possession of any of the Collateral (except (A) to Agent (on behalf of itself and Lenders), (B) for maintenance and repair (C) or for a Permitted Disposition), or (ii) remove any of the Collateral from the continental United States other than (x) Inventory with a value not to exceed $1,000,000 and (y) cash not to exceed $100,000.

(d)                         Each Loan Party shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents.  At its option, Agent may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents following written notice to the Borrower.  Each Loan Party agrees to reimburse Agent, on demand, all costs and expenses incurred by Agent in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Obligations.

(e)                         Each Loan Party shall, at all times, keep accurate and complete records of the Collateral, and Agent shall have the right to inspect and make copies of all of Loan Parties’ books and records relating to the Collateral during normal business hours, and in the absence of a Default or an Event of Default, after giving the applicable Loan Parties  reasonable prior notice; provided, however, that so long as no Default shall have occurred and be continuing, (i) such inspections shall take place no more than twice per calendar year and (ii) that the aggregate cost to the Loan Parties for all such inspections in any given calendar year shall not exceed $35,000.

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(f)                          Each Loan Party agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Agent (on behalf of itself and Lenders). Agent may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, Agent (on behalf of itself and Lenders) provided, however, that other than pursuant to the Access Agreements, Agent shall not so notify account debtors except after the occurrence and during the continuation of a Default or Event of Default..

(g)                         Borrower agrees to maintain, at all times, cash in account number 1300003445 of Borrower at RBS Citizens, National Association (the “Cash Account”) equal to not less than the lesser of (i) the aggregate outstanding amount of principal under the Term Loans and (ii) the total amount of cash and Cash Equivalents of Borrower and it Subsidiaries on a consolidated basis.  Borrower shall provide Agent and each Lender with such information as Agent may reasonably request from time to time to evidence compliance with this Section 6.8(g).  The Cash Account shall be subject to an Account Control Agreement pursuant to Section 7.10.

6.9.    Further Assurances; Supplemental Disclosure.  Each Loan Party shall, upon request of Agent, furnish to Agent such further information, execute and deliver to Agent such documents and instruments (including, without limitation, UCC financing statements) and shall do such other acts and things as Agent may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement and the other Debt Documents.  From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default), each Loan Party shall supplement the Perfection Certificate any disclosure schedule hereto or to any other Debt Document, or any representation herein or in any Debt Document, with respect to any matter hereafter arising that, if existing or occurring as of the date of this Agreement, would have been required to be set forth or described in the Perfection Certificate, such disclosure schedules or as an exception to such representation or that is necessary to correct any information in the Perfection Certificate, such disclosure schedules or representation which has been rendered inaccurate thereby (and, in the case of any supplements to the Perfection Certificate or any disclosure schedules, the Perfection Certificate or such disclosure schedules shall be appropriately marked to show the changes made therein); provided, that (a) no such supplement to the Perfection Certificate, such disclosure schedules or representation shall amend, supplement or otherwise modify the Perfection Certificate, such disclosure schedules or representation, or be deemed a waiver of any Default resulting from the matters disclosed therein, except as consented to by the Agent in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

6.10.  Additional Subsidiaries. Simultaneously with the formation or acquisition of any Subsidiary of any Loan Party, such Loan Party shall cause to be executed and delivered to Agent the following: (i) by such new Subsidiary (other than a Foreign Subsidiary to the extent that a 956 Impact exists), a Guaranty pursuant to which such Subsidiary shall guarantee the payment and performance of all of the Obligations and pursuant to which Agent, for the benefit of itself and the Lenders, shall be granted a first priority and perfected security interest (subject to Permitted Liens that solely by operation of law would constitute Liens prior to Agent’s Liens hereunder) in all assets of such Subsidiary of the same types constituting “Collateral” under Section 3.1 hereof to secure the Obligations, (ii) by the Loan Party that is such Subsidiary’s direct parent company, an amendment to the Pledge Agreement delivered on the Closing Date or a new Pledge Agreement substantially in the form of the Pledge Agreement delivered on

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the Closing Date (or otherwise in form and substance reasonably satisfactory to Agent), as applicable, and pursuant to which either (1) all of the capital stock of such new Subsidiary shall be pledged to Agent, for the benefit of the Lenders, on a first priority and perfected basis to secure the Obligations (provided, that with respect to any Foreign Subsidiary, if a 956 Impact exists such pledge shall be limited to sixty-five percent (65%) of such Foreign Subsidiary’s outstanding voting capital stock and stock equivalents and one hundred percent (100%) of such Foreign Subsidiary’s outstanding non-voting stock and stock equivalents) and (iii) such other related documents (including closing certificates, legal opinions and other similar documents) as Agent may reasonably request, all in form and substance reasonably satisfactory to Agent. Notwithstanding the foregoing, (i) this Section 6.10 shall not operate as a consent to any formation or acquisition of a Subsidiary that is not expressly permitted under this Agreement and (ii) HBSC shall not be required to guaranty this Agreement or grant a lien in any of its assets.

7.             NEGATIVE COVENANTS

7.1.    Liens.  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, create, incur, assume or permit to exist any lien, security interest, claim or encumbrance or grant any negative pledges on any Collateral or Intellectual Property, except Permitted Liens.

7.2.    Indebtedness.  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (as hereinafter defined), except for (a) the Obligations, (b) Indebtedness existing on the date hereof and set forth on Schedule B to this Agreement, (c) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $250,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made), (d) Indebtedness in favor of GECC pursuant to that certain Master Security Agreement, dated as of June 9, 2006, together with all schedules thereto and all instruments, agreements and other documents executed in connection therewith, in each case as amended (collectively, the “GE Equipment Loan”) and (e) Indebtedness owing by any Loan Party to another Loan Party, provided that (i) each Loan Party shall have executed and delivered to each other Loan Party a demand note (each, an “Intercompany Note”) to evidence such intercompany loans or advances owing at any time by each Loan Party to the other Loan Parties, which Intercompany Note shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the Pledge Agreement as additional Collateral for the Obligations, (ii) any and all Indebtedness of any Loan Party to another Loan Party shall be subordinated to the Obligations pursuant to the subordination terms set forth in each Intercompany Note, (iii) no Default or Event of Default would occur both before and after giving effect to any such Indebtedness.  The term “Indebtedness” shall mean, with respect to any person, at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such person to pay the deferred purchase price of property or services, but excluding obligations to trade creditors incurred in the ordinary course of business and not past due by more than 90 days,  (iv) all capital lease obligations of such person, (v) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (vi) all obligations of such person to purchase securities (or other property) which arise out of or in connection

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with the issuance or sale of the same or substantially similar securities (or property), (vii) all contingent or non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (viii) all equity securities of such person subject to repurchase or redemption otherwise than at the sole option of such person, (ix) all “earnouts” and similar payment obligations of such person, (x) all indebtedness secured by a lien on any asset of such person, whether or not such indebtedness is otherwise an obligation of such person, (xi) all obligations of such person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (xii) all obligations or liabilities of others guaranteed by such person.

7.3.    Dispositions.  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, convey, sell, rent, lease, sublease, mortgage, license, transfer or otherwise dispose of (collectively, “Transfer”) any of the Collateral or any Intellectual Property, except for the following (collectively, “Permitted Dispositions”): (a) sales of Inventory in the ordinary course of business, (b) dispositions by a Loan Party or any of its Subsidiaries of tangible assets for cash and fair value that are no longer used or useful in the business of such Loan Party or such Subsidiary so long as (i) no Default or Event of Default exists at the time of such disposition or would be caused after giving effect thereto and (ii) the fair market value of all such assets disposed of does not exceed $250,000 since the Closing Date, (c) dispositions in the form of cash payments with respect to (i) salaries of employees employed by and (ii) ordinary course expenses of Foreign Subsidiaries permitted pursuant to Section 7.7(b) so long as no Default or Event of Default exists at the time of such disposition or would be caused after giving effect thereto, (d) non-exclusive licenses for the use of Borrower’s Intellectual Property in the ordinary course of business, (e) exclusive licenses for the use of Borrower’s Intellectual Property in the ordinary course of business, so long as, with respect to each such exclusive license, (i) no Default of Event of Default exists at the time of such Transfer, (ii) the license constitutes an arms-length transaction made in connection with a bona fide corporate collaboration in the ordinary course of business and the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property, (iii) Borrower delivers 10 Business Days prior written notice and a brief summary of the terms of the license to Agent, (iv) Borrower delivers to Agent copies of the final executed licensing documents in connection with the license promptly upon consummation of the license, and (v) all royalties, milestone payments or other proceeds arising from the licensing agreement are paid to a deposit account that is governed by an Account Control Agreement, and (f) dispositions of cash to HBSC so long as (i) no Default or Event of Default exists at the time or after giving effect thereto, and (ii) such cash shall be comprised solely of net cash proceeds of a public offering of common stock or other equity financing, in each case that takes place after the Closing Date (a “New Equity Offering”).

7.4.    Change in Name, Location or Executive Office; Change in Business; Change in Fiscal Year.  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) change its name or its state of organization,  (b) without 30 days prior written notification to Agent, relocate its chief executive office, (c) engage in any business other than or reasonably related or incidental to the businesses currently engaged in by such Loan Party or Subsidiary, (d) cease to conduct business substantially in the manner conducted by such Loan Party or Subsidiary as of the date of this Agreement or (e) without 30 days prior written notification to Agent, change its fiscal year end.

7.5.    Mergers or Acquisitions.  No Loan Party shall merge or consolidate, and no Loan Party shall permit any of its Subsidiaries to merge or consolidate, with or into any other person or entity (other than mergers of a Subsidiary into Borrower in which Borrower is the surviving entity) or acquire, or

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permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another person or entity.  Notwithstanding the foregoing, a Loan Party may acquire all or substantially all of the assets or stock of another person or entity (such person or entity, the “Target”) so long as (a) Agent and each Lender shall receive at least twenty (20) Business Days’ prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition; (b) such acquisition shall only comprise a business, or those assets of a business, substantially of the type engaged in by the Loan Parties as of the Closing Date; (c) such acquisition shall be consensual and shall have been approved by Target’s board of directors or similar governing body (as applicable); (d) the purchase price paid and/or payable (whether in cash, stock or other form of consideration) in connection with all acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrower and Target) (i) together with any Investments made pursuant to Section 7.7(a)(vi), shall not exceed $4,000,000 in the aggregate for all acquisitions and (ii) if paid in cash, shall be paid solely with the net cash proceeds of a New Equity Offering; (e) the business and assets acquired in such permitted acquisition shall be free and clear of all liens (other than Permitted Liens); (f) at or prior to the closing of any permitted acquisition, Agent will be granted a first priority perfected lien (subject to Permitted Liens) in all assets acquired pursuant thereto or in the assets and stock of Target, and the Loan Parties and Target shall have executed such documents and taken such actions as may be reasonably required by Agent in connection therewith; (g) on or prior to the date of such acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent; (h) at the time of such acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing; (i) the net worth of the Borrower after giving effect to any such acquisition shall be equal to or better than Borrower’s net worth prior to such acquisition; and (j) after giving pro forma effect to such acquisition the Cash Burn Amount of Borrower and its Subsidiaries, on a consolidated basis, shall not exceed the Cash Burn Amount of Borrower and its Subsidiaries on a consolidated basis prior to giving effect to any such acquisition by more than twenty percent (20%) (“Permitted Acquisitions”).

As used herein, “Cash Burn Amount” means, with respect to Borrower and its consolidated Subsidiaries, as of any date of determination and based on the financial statements most recently delivered to Agent and the Lenders in accordance with this Agreement, the difference between:

(1)                      the quotient of (i) the sum of, without duplication, (A) net income (loss), plus (B) depreciation and amortization, minus (C) non-financed capital expenditures, in each case of clauses (A), (B) and (C), for the immediately preceding six (6) month period on a trailing basis, divided by (ii) six (6), minus

(2)                      the quotient of (i) the current portion of interest bearing liabilities due and payable in the immediately succeeding six (6) months divided by (ii) six (6).

7.6.    Restricted Payments.  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) declare or pay any dividends or make any other distribution or payment on account of or redeem, retire, defease or purchase any capital stock (other than the payment of dividends to Borrower, certain cash payments not to exceed $200,000 and non-cash dividends, in each case solely in connection with equity award agreements under the Borrower’s stock option plan), (b) make any payment in respect of management fees or consulting fees (or similar fees) to any equityholder or other affiliate of Borrower,

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or (c) be a party to or bound by an agreement that restricts a Subsidiary from paying dividends or otherwise distributing property to Borrower or (d) make any payments on account of intercompany Indebtedness permitted under Section 7.2 (except in accordance with the terms of the applicable Intercompany Note then in effect with respect to such intercompany Indebtedness).

7.7.    Investments.  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly (a) acquire or own, or make any loan, advance or capital contribution (an “Investment”) in or to any person or entity other than (i) to another Loan Party to the extent permitted under the terms and conditions set forth in Section 7.2(e), (ii) Investments existing on the date hereof and set forth on Schedule B to this Agreement, (iii) Investments in cash, Cash Equivalents (as defined below) and Investments made pursuant to the Borrower’s Investment policy attached hereto as Schedule C, (iv) loans or advances to employees of Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted, provided that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause shall not exceed $100,000 at any time, (v) cash contributions to Foreign Subsidiaries permitted pursuant to Section 7.7(b) in the form of and subject to the limitations set forth in Section 7.3(c), (vi) investments in HBSC permitted pursuant to Section 7.3(f) and (vii) Investments in the form of joint ventures, partnerships or equity investments so long as such Investments (i) together with any Permitted Acquisitions pursuant to Section 7.5, shall not exceed $4,000,000, (ii) shall be in businesses substantially of the type engaged by such Loan Parties as of the Closing Date, (iii) if paid in cash, shall be paid solely with the net cash proceeds of a New Equity Offering, (iv) the net worth of the Borrower after giving effect to any such Investment shall be equal to or better than Borrower’s net worth prior to such Investment, and (v) after giving pro forma effect to such Investment the Cash Burn Amount of Borrower and its Subsidiaries, on a consolidated basis, shall not exceed the Cash Burn Amount of Borrower and its Subsidiaries on a consolidated basis prior to giving effect to any such Investment by more than twenty percent (20%) (collectively, the “Permitted Investments”), (b) acquire or create any Subsidiary other than (i) Foreign Subsidiaries of Borrower in jurisdictions where it is necessary or desirable to form a Foreign Subsidiary to conduct business in such jurisdiction and subject to the restrictions on investments in or dispositions and contributions to such Foreign Subsidiary set forth in Sections 6.8(c), 7.3(c) and 7.7(a); provided, that (A) Borrower shall provide Agent with 30 days prior written notice of the formation of any such Foreign Subsidiary and (B) Borrower shall (and shall cause such Foreign Subsidiary to) comply with Section 6.10, or (ii) pursuant to an acquisition permitted pursuant to Section 7.5, or (c) engage in any joint venture or partnership with any other person or entity other than as permitted pursuant to Section 7.7(a)(vii) above. The term “Cash Equivalents” means (v) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (w) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (x) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any entity organized under the laws of any state of the United States, (y) any U.S. dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) Agent or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 or (z) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (v),

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(w), (x) or (y) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (v), (w), (x) and (y) above shall not exceed 365 days

7.8.    Transactions with Affiliates.  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with any Affiliate (as defined below) of a Loan Party or any Subsidiary of a Loan Party except for transactions that are in the ordinary course of such Loan Party’s or such Subsidiary’s business, upon fair and reasonable terms that are no more favorable to such Affiliate than would be obtained in an arm’s length transaction.  As used herein, “Affiliate” shall mean, with respect to a Loan Party or any Subsidiary of a Loan Party, (a) each person that, directly or indirectly, owns or controls 5% or more of the stock or membership interests having ordinary voting power in the election of directors or managers of such Loan Party or such Subsidiary, and (b) each person that controls, is controlled by or is under common control with such Loan Party or such Subsidiary.

7.9.    Compliance.  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) fail to comply with the laws and regulations described in clauses (a) through and including (d) of Section 5.8 herein, (b) use any portion of the Term Loans to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or (c) fail to comply in any material respect with, or violate in any material respect any other law or regulation applicable to it.

7.10.  Deposit Accounts and Securities Accounts.  No Loan Party shall directly or indirectly maintain or establish any deposit account or securities account, unless Agent, the applicable Loan Party or Loan Parties and the depository institution or securities intermediary at which the account is or will be maintained enter into a deposit account control agreement or securities account control agreement, as the case may be, in form and substance satisfactory to Agent (an “Account Control Agreement”) (which agreement shall provide that such depository institution or securities intermediary shall comply with all instructions of Agent without further consent of such Loan Party or Loan Parties, as applicable, including, without limitation, an instruction by Agent to follow a notice of exclusive control or similar notice (such notice, a “Notice of Exclusive Control”)), prior to or concurrently with the establishment of such deposit account or securities account (or in the case of any such deposit account or securities account maintained as of the date hereof, prior to or concurrently with the entering into this Agreement).  Agent may give a Notice of Exclusive Control with respect to any deposit account or securities account at any time at which a Default or Event of Default has occurred and is continuing.

7.11.        Amendments to Other Agreements.  No Loan Party shall amend, modify or waive any provision of (a) any Material Agreement (unless the net effect of such amendment, modification of waiver is not adverse to any Loan Party, Agent or Lenders) or (b) any document relating to any of the Material Indebtedness, in each case, without the prior written consent of Agent and the Requisite Lenders.

7.12.        Helicos Biosciences Securities Corporation.  HBSC shall not engage in any trade or business, or own any assets (other than cash and Cash Equivalents in account number 1139758613 located at RBS Citizens, National Association) or incur any Indebtedness, Liens or any other liabilities other than liabilities associated solely with any taxes on HBSC and bank fees associated with HBSC’s bank accounts.

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8.             DEFAULT AND REMEDIES.

8.1.    Events of Default.  Loan Parties shall be in default under this Agreement and each of the other Debt Documents if (each of the following, an “Event of Default”):

(a)                         Borrower shall fail to pay (i) any principal when due, or (ii) any interest, fees or other Obligations (other than as specified in clause (i) within a period of 3 days after the due date thereof (other than on the Applicable Term Loan Maturity Date));

(b)                         any Loan Party breaches any of its obligations under Section 6.1 (solely as it relates to maintaining its existence), Section 6.2, Section 6.3, Section 6.4, or Article 7;

(c)                         any Loan Party breaches any of its other obligations under any of the Debt Documents and fails to cure such breach within 30 days after the earlier of (i) the date on which an officer of such Loan Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such failure and (ii) the date on which notice shall have been given to Borrower from Agent;

(d)                         any warranty, representation or statement made or deemed made by or on behalf of any Loan Party in any of the Debt Documents or otherwise in connection with any of the Obligations shall be false or misleading in any material respect (provided, that if such representation or warranty (i) relates to a specific date it shall be true and correct as of such date and (ii) contains a materiality qualifier, it shall be true and correct in all respects); and provided further that solely with respect to any Loan Party’s breach of Section 5.1 solely as a result of such Loan Party’s failure to be in good standing in its applicable jurisdiction of incorporation or formation, such Loan Party shall have 5 Business Days in which to cure such default (for the avoidance of doubt this cure period shall not apply to any Loan Party’s representation with respect to existence or due organization or any other representation or warranty in this Agreement).

(e)                         any portion of the Collateral in excess of $250,000 is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against any Loan Party or any portion of the Collateral in excess of $250,000, which in the good faith judgment of Agent subjects any portion of the Collateral in excess of $250,000 to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

(f)                          one or more judgments, orders or decrees shall be rendered against any Loan Party or any Subsidiary of a Loan Party that exceeds by more than $250,000 any insurance coverage applicable thereto (to the extent the relevant insurer has been notified of such claim and has not denied coverage therefor) and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (ii) such judgment, order or decree shall not have been vacated or discharged for a period of 20 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof;

(g)                         (i)  any Loan Party or any Subsidiary of a Loan Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a

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going concern, (ii) any proceeding shall be instituted by or against any Loan Party or any Subsidiary of a Loan Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Loan Party or such Subsidiary, either such proceedings shall remain undismissed or unstayed for a period of 45 days or more or any action sought in such proceedings shall occur or (iii) any Loan Party or any Subsidiary of a Loan Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(h)                         an event or development occurs which could reasonably be expected to have a Material Adverse Effect;

(i)                          (i) any provision of any Debt Document shall fail to be valid and binding on, or enforceable against, a Loan Party party thereto, or (ii) any Debt Document purporting to grant a security interest to secure any Obligation shall fail to create a valid and enforceable security interest on any portion of the Collateral in excess of $250,000 purported to be covered thereby or such security interest shall fail or cease to be a perfected lien with the priority required in the relevant Debt Document, or any Loan Party shall state in writing that any of the events described in clause (i) or (ii) above shall have occurred;

(j)                          (i) any Loan Party or any Subsidiary of a Loan Party defaults under any Material Agreement (after any applicable grace period contained therein), (ii) (A) any Loan Party or any Subsidiary of a Loan Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Loan Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $250,000 (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iii) Borrower or any Subsidiary defaults under any obligation for payments due under any lease agreement in excess of $50,000, or (iv) any default under any agreement or document related to the GE Equipment Loan; or

(k)                         (i) any of the chief executive officer, the chief financial officer, chief operating officer or the vice president of product research and development of Borrower as of the date hereof shall cease to be involved in the day to day operations or management of the business of Borrower, and a successor or interim successor of such officer is not appointed within 180 days of such cessation or involvement, (ii) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) of more

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than forty percent (40%) of the voting power of the voting stock of Borrower by way of merger or consolidation or otherwise, (iii) beginning on the earlier of 5 days following the next annual meeting of the shareholders of the Borrower or June 30, 2008, during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (iv) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding voting capital stock (or other voting equity interest) of each of its Subsidiaries.

8.2.    Lender Remedies.  Upon the occurrence of any Event of Default, Agent may with the consent of the Requisite Lenders, and at the written request of the Requisite Lenders shall, terminate the Commitments and declare any or all of the Obligations to be immediately due and payable, without demand or notice to any Loan Party and the accelerated Obligations shall bear interest at the Default Rate pursuant to Section 2.6, provided that, upon the occurrence of any Event of Default specified in Section 8.1(g) above, the Obligations shall be automatically accelerated.  After the occurrence of an Event of Default, Agent shall have (on behalf of itself and Lenders) all of the rights and remedies of a secured party under the UCC, and under any other applicable law.  Without limiting the foregoing, Agent shall have the right to, and at the written request of the Required Lenders shall,  (a) notify any account debtor of any Loan Party or any obligor on any instrument which constitutes part of the Collateral to make payments to Agent (for the benefit of itself and Lenders), (b) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (c) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at such sale, or (d) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the Obligations in accordance with Section 8.4.  If requested by Agent, Loan Parties shall promptly assemble the Collateral and make it available to Agent at a place to be designated by Agent.  Agent may also render any or all of the Collateral unusable at a Loan Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs.  Any notice that Agent is required to give to a Loan Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least 5 Business Days prior to such action.  Effective only upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby irrevocably appoints Agent (and any of Agent’s designated officers or employees) as such Loan Party’s true and lawful attorney to: (i) take any of the actions specified above in this paragraph; (ii) endorse such Loan Party’s name on any checks or other forms of payment or security that may come into Agent’s possession; (iii) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Agent determines to be reasonable; and (iv) do such other and further acts and deeds in the name of such Loan Party that Agent may deem necessary or desirable to enforce its rights in or to any of the Collateral or to perfect or better perfect Agent’s security interest (on behalf of itself and Lenders) in any of the Collateral.  The appointment of Agent as each Loan Party’s attorney in fact is a power coupled with an interest and is irrevocable until the Termination Date.

8.3.    Additional Remedies. In addition to the remedies provided in Section 8.2 above, each Loan Party hereby grants to Agent (on behalf of itself and Lenders) and any transferee of Collateral, solely for

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purposes of exercising its remedies as provided herein with respect to the Collateral, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Loan Party) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof subject to any exclusive license permitted pursuant to Section 7.3(e) and to any restrictions on use, licensing or sublicensing contained in any Loan Party’s licenses.

8.4.    Application of Proceeds.  Proceeds from any Transfer of the Collateral or the Intellectual Property (other than Permitted Dispositions) and all payments made to or proceeds of Collateral received by Agent during the continuance of an Event of Default shall be applied as follows: (a) first, to pay all fees, costs, indemnities, reimbursements and expenses then due to Agent under the Debt Documents in its capacity as Agent under the Debt Documents, (b) second, to pay all fees, costs, indemnities, reimbursements and expenses then due to Lenders under the Debt Documents in accordance with their respective Pro Rata Shares, until paid in full, (c) third, to pay all interest on the Term Loans then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full (other than interest accrued after the commencement of any proceeding referred to in Section 8.1(g) if a claim for such interest is not allowable in such proceeding), (d) fourth, to pay all principal on the Term Loans then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full, (e) fifth, to pay all other Obligations (other than obligations owing pursuant to the GE Equipment Loan) then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full (including, without limitation, all interest accrued after the commencement of any proceeding referred to in Section 8.1(g) whether or not a claim for such interest is allowable in such proceeding), (f) sixth, to pay all obligations under the GE Equipment Loan owing to General Electric Capital Corporation, and (g) seventh, to Borrower or as otherwise required by law.  Borrower shall remain fully liable for any deficiency.

9.             THE AGENT.

9.1.    Appointment of Agent.

(a)                         Each Lender hereby appoints GECC (together with any successor Agent pursuant to Section 9.9) as Agent under the Debt Documents and authorizes the Agent to (a) execute and deliver the Debt Documents and accept delivery thereof on its behalf from Loan Parties, (b) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Agent under such Debt Documents and (c) exercise such powers as are reasonably incidental thereto.  The provisions of this Article 9 are solely for the benefit of Agent and Lenders and none of Loan Parties nor any other person shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and the other Debt Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other person.  Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Debt Documents.  The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Debt Document or otherwise a fiduciary or trustee relationship in respect of any Lender.  Except as expressly set forth in this Agreement and the other Debt Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any

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information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by GECC or any of its affiliates in any capacity.

(b)                         Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Debt Documents (including in any other bankruptcy, insolvency or similar proceeding), and each person making any payment in connection with any Debt Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Agent and Lenders with respect to any Obligation in any proceeding described in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Debt Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Debt Documents, (vi) except as may be otherwise specified in any Debt Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Debt Documents, applicable law or otherwise and (vii) execute any amendment, consent or waiver under the Debt Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.  Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Debt Document by or through any trustee, co-agent, employee, attorney-in-fact and any other person (including any Lender).  Any such person shall benefit from this Article 9 to the extent provided by Agent.

(c)                         If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Debt Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any person by reason of so refraining.  Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Debt Document (a) if such action would, in the reasonable opinion of Agent, be contrary to law or any Debt Document, (b) if such action would, in the reasonable opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Debt Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

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(d)                         Notwithstanding any other term or provision of this Agreement or any other Debt Document, Agent shall not be entitled without the consent or direction of the Requisite Lenders to (i) except as provided in Section 10.8(c), sell the Collateral at a public or private sale, in whole or in part, (ii) lease or otherwise dispose of all or part of the Collateral, (iii) enter into any forbearance agreement with respect to this Agreement, or (iii) institute any action seeking to adjudicate any Loan Party a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of any order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property.

9.2.    Agent’s Reliance, Etc.  Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents, employees or representatives shall be liable for any action taken or omitted to be taken by it or them hereunder or under any other Debt Documents, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Without limiting the generality of the foregoing, Agent:  (a) may treat the payee of any Note as the holder thereof until such Note has been assigned in accordance with Section 10.1; (b) may consult with legal counsel, independent public accountants and other experts, whether or not selected by it, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Requisite Lenders, (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Debt Documents; (e) shall not have any duty to inspect the Collateral (including the books and records) or to ascertain or to inquire as to the performance or observance of any provision of any Debt Document, whether any condition set forth in any Debt Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default”; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any lien created or purported to be created under or in connection with, any Debt Document or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or the other Debt Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties.

9.3.    GECC and Affiliates.  GECC shall have the same rights and powers under this Agreement and the other Debt Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GECC in its individual capacity.  GECC and its affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrower, any of Borrower’s Subsidiaries, any of their Affiliates and any person who may do business with or own securities of Borrower, any of Borrower’s Subsidiaries or any such Affiliate, all as if GECC were not Agent and without any duty to account therefor to Lenders.  GECC and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.  Each Lender acknowledges

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the potential conflict of interest between GECC as a Lender holding disproportionate interests in the Term Loans and GECC as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

9.4.    Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 6.3 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of each Loan Party and its own decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Term Loans, and expressly consents to, and waives, any claim based upon, such conflict of interest.

9.5.    Indemnification.  Lenders shall and do hereby indemnify Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Debt Document or any action taken or omitted to be taken by Agent in connection therewith; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Debt Document, to the extent that Agent is not reimbursed for such expenses by Loan Parties.  The provisions of this Section 9.5 shall survive the termination of this Agreement.

9.6.    Successor Agent.  Agent may resign at any time by giving not less than 30 days’ prior written notice thereof to Lenders and Borrower.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000.  If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent.  Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement

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and the other Debt Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue.  After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Debt Documents.

9.7.    Setoff and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.8(e), each Lender is hereby authorized at any time or from time to time upon the direction of Agent, without notice to Borrower or any other person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations that are not paid when due.  Each Lender hereby agrees to notify the Borrower promptly following any such offset, appropriation or application.  Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations.  Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.  The term “Pro Rata Share” means, with respect to any Lender at any time, the percentage obtained by dividing (x) the Commitment of such Lender then in effect (or, if such Commitment is terminated, the aggregate outstanding principal amount of the Term Loans owing to such Lender) by (y) the Total Commitment then in effect (or, if the Total Commitment is terminated, the outstanding principal amount of the Term Loans owing to all Lenders).

9.8.    Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a)                         Advances; Payments.  If Agent receives any payment for the account of Lenders on or prior to 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any such payments and Term Loans (a “Non-Funding Lender”), Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

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(b)                         Return of Payments.

(i)                      If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)                     If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Loan Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Debt Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Loan Party or such other person, without setoff, counterclaim or deduction of any kind.

(c)                         Non-Funding Lenders.  The failure of any Non-Funding Lender to make any Term Loan or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Term Loan, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Term Loan or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Debt Document or constitute a “Lender” (or be included in the calculation of “Requisite Lender” hereunder) for any voting or consent rights under or with respect to any Debt Document.  At Borrower’s request, Agent or a person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such person, all of the Commitments and all of the outstanding Term Loans of that Non-Funding Lender for an amount equal to the principal balance of all Term Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement (as defined below).

(d)                         Dissemination of Information.  Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to Borrower, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default.  Lenders acknowledge that Borrower is required to provide financial statements to Lenders in accordance with Section 6.3 hereto and agree that Agent shall have no duty to provide the same to Lenders.  Agent agrees that it shall provide reasonable prior notice to each Lender that is a Lender on the Closing Date and an opportunity for a representative of each such Lender to accompany Agent on any inspection of the Collateral.

(e)                         Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any

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action to protect or enforce its rights arising out of this Agreement, the Notes or any other Debt Documents (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent and Requisite Lenders; provided, however, nothing in this Section 9.8(e) shall be deemed to prevent or restrict the right of any Lender from voting, consenting or filing pleadings and motions in any bankruptcy, insolvency, receivership or similar proceeding.

10.       MISCELLANEOUS.

10.1.        Assignment.  Subject to the terms of this Section 10.1, any Lender may make an assignment to an assignee of, or sell participations in, at any time or times, the Debt Documents, its Commitment, Term Loans or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall: (i) except in the case of an assignment to a Qualified Assignee (as defined below), require the consent of each Lender (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) require the execution of an assignment agreement in form and substance reasonably satisfactory to, and acknowledged by, Agent (an “Assignment Agreement”); (iii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Commitment and/or Term Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iv) be in an aggregate amount of not less than $1,000,000, unless such assignment is made to an existing Lender or an affiliate of an existing Lender or is of the assignor’s (together with its affiliates’) entire interest of the Term Loans or is made with the prior written consent of Agent; and (v) include a payment to Agent of an assignment fee of $3,500.  In the case of an assignment by a Lender under this Section 10.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder.  The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment and Term Loans, as applicable, or assigned portion thereof from and after the date of such assignment.  Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”.  In the event any Lender assigns or otherwise transfers all or any part of the Commitments and Obligations, Agent shall so notify Borrower and Borrower shall, upon the request of Agent, execute new Notes in exchange for the Notes, if any, being assigned.  Agent may amend Schedule A to this Agreement to reflect assignments made in accordance with this Section.

As used herein, “Qualified Assignee” means (a) any Lender and any affiliate of any Lender and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and in each case of clauses (a) and (b), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no person proposed to become a Lender after the Closing Date and  determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no person or Affiliate of such person proposed to become a Lender after the Closing Date and that holds any subordinated debt or stock issued by Borrower shall be a Qualified Assignee.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

10.2.        Notices.  All notices, requests or other communications given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth on the signature pages hereto below such parties’ name or in the most recent Assignment Agreement executed by any Lender (unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section), and shall be deemed given  (a) on the date of receipt if delivered by hand, (b) on the date of sender’s receipt of confirmation of proper transmission if sent by facsimile transmission, (c) on the next Business Day after being sent by a nationally-recognized overnight courier, and (d) on the fourth Business Day after being sent by registered or certified mail, postage prepaid.  As used herein, the term “Business Day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

10.3.        Correction of Debt Documents.  Agent may correct patent errors and fill in all blanks in this Agreement or the Debt Documents consistent with the agreement of the parties; provided, that Agent shall provide Borrower with 3 Business Days prior written notice, after which, if no objection is made by Borrower,  such change shall become effective.

10.4.        Performance.  Time is of the essence of this Agreement.  This Agreement shall be binding, jointly and severally, upon all parties described as the “Borrower” and their respective successors and assigns, and shall inure to the benefit of Agent, Lenders, and their respective successors and assigns.

10.5.        Payment of Fees and Expenses.  Loan Parties agree, jointly and severally, to pay or reimburse upon demand for all reasonable out-of-pocket fees, costs and expenses incurred by Agent and Lenders in connection with (a) the investigation, preparation, negotiation, execution, administration of, or any amendment, modification, waiver or termination of, this Agreement or any other Debt Document, (b) the administration of any transaction contemplated hereby or thereby and (c) the enforcement, assertion, defense or preservation of Agent’s and Lenders’ rights and remedies under this Agreement or any other Debt Document, in each case of clauses (a) through (c), including, without limitation, reasonable attorney’s fees and expenses, reasonable fees and expenses of consultants, auditors and appraisers and UCC and other corporate search and filing fees and wire transfer fees.  Borrower further agrees that such fees, costs and expenses shall constitute Obligations.  This provision shall survive the termination of this Agreement.

10.6.        Indemnity. Each Loan Party shall and does hereby jointly and severally indemnify and defend Agent, Lenders, and their respective successors and assigns, and their respective directors, officers, employees, consultants, attorneys, agents and affiliates (each an “Indemnitee”) from and against all liabilities, losses, damages, expenses, penalties, claims, actions and suits (including, without limitation, related reasonable out-of-pocket attorneys’ fees) of any kind whatsoever arising, directly or indirectly, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with this Agreement, the other Debt Documents or any of the transactions contemplated hereby or thereby (the “Indemnified Liabilities”); provided that, no Loan Party shall have any obligation to any Indemnitiee with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement.

10.7.        Rights Cumulative.  Agent’s and Lenders’ rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently.  Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, power or privilege under this

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege.  NONE OF AGENT OR ANY LENDER SHALL BE DEEMED TO HAVE WAIVED ANY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY BORROWER UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY AGENT, REQUISITE LENDERS OR ALL LENDERS, AS APPLICABLE.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

10.8.        Entire Agreement; Amendments, Waivers.

(a)                         This Agreement and the other Debt Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter.  Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(b)                         Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Debt Document, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, Borrower and Lenders having more than (x) 50% of the aggregate Commitments of all Lenders or (y) if such Commitments have expired or been terminated, 50% of the aggregate outstanding principal amount of the Term Loans (the “Requisite Lenders”). Except as set forth in clause (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(c)                         No amendment, modification, termination or waiver of any provision of this Agreement or any other Debt Document shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase or decrease any Commitment of any Lender or increase or decrease the Total Commitment (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder, (iii) postpone the date fixed for or waive any payment of principal of or interest on any Term Loan, or any fees hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of all or substantially all of the Intellectual Property, in each case, except on the Termination Date or as otherwise expressly permitted in the Debt Documents, (v) subordinate the lien granted in favor of the Agent securing the Obligations, (vi) release a Loan Party from, or consent to a Loan Party’s assignment or delegation of, such Loan Party’s obligations hereunder and under the other Debt Documents or any Guarantor from its guaranty of the Obligations or (vi) amend, modify, terminate or waive Section 8.4 or 10.8(b) or (c).

(d)                         Notwithstanding any provision in this Section 10.8 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Borrower, Agent and Requisite Lenders.

10.9.        Binding Effect.  This Agreement shall continue in full force and effect until the Termination Date; provided, however, that the provisions of Sections 2.3(f), 9.5, 10.5 and 10.6 and the other indemnities contained in the Debt Documents shall survive the Termination Date.  The surrender, upon payment or otherwise, of any Note or any of the other Debt Documents evidencing any of the

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Obligations shall not affect the right of Agent to retain the Collateral for such other Obligations as may then exist or as it may be reasonably contemplated will exist in the future.  This Agreement and the grant of the security interest in the Collateral pursuant to Section 3.1 shall automatically be reinstated if Agent or any Lender is ever required to return or restore the payment of all or any portion of the Obligations (all as though such payment had never been made).

10.10.      Use of Logo.  Upon the consent of any such affected Loan Party, each Loan Party authorizes Agent and each Lender that is a Lender as of the Closing Date to use its name, logo and/or trademark in connection with certain promotional materials that Agent may disseminate to the public.  The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Agent and each Lender that is a Lender as of the Closing Date has a financing relationship with Borrower and such materials may be developed, disseminated and used without Loan Parties’ review.  Nothing herein obligates Agent or any Lender that is a Lender as of the Closing Date to use a Loan Party’s name, logo and/or trademark, in any promotional materials.  Loan Parties shall not, and shall not permit any of its respective Affiliates to, issue any press release or other public disclosure (other than any document filed with any governmental authority relating to a public offering of the securities of Borrower) using the name, logo or otherwise referring to (i) General Electric Capital Corporation, GE Healthcare Financial Services, Inc. or of any of their affiliates, or (ii) CIT Healthcare LLC (“CIT”) or its affiliates, or the Debt Documents or any transaction contemplated herein or therein without at least two (2) Business Days prior written notice to and the prior written consent of Agent (with respect to clause (i) of this sentence) or CIT (with respect to clause (ii) of this sentence) unless, and only to the extent that, Loan Parties or such Affiliate is required to do so under applicable law and then, only after consulting with Agent (with respect to clause (i) of this sentence) or CIT (with respect to clause (ii) of this sentence) prior thereto.

10.11.      Waiver of Jury Trial.  EACH OF LOAN PARTIES, AGENT AND LENDERS UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG LOAN PARTIES, AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LOAN PARTIES, AGENT AND/OR LENDERS.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE.  THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING.  THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.12.      Governing Law.  THIS AGREEMENT, THE OTHER DEBT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR ANY OTHER DEBT DOCUMENT IS COMMENCED BY AGENT IN THE STATE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, EACH LOAN PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF NEW YORK.  ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO LOAN PARTIES AT THEIR ADDRESS DESCRIBED IN SECTION 10.2, OR IF SERVED BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

10.13.      Confidentiality. Agent and each Lender agrees, as to itself, to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender, as the case may be, applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by Borrower, except that Agent and Lenders may disclose such information (a) to persons employed or engaged by Agent or a Lender who may have a need to know such confidential information and then only on the condition that such confidential information remain confidential; (b) to its independent accountants and legal counsel (which persons shall be likewise bound by the provisions of this Section 10.13), (c) pursuant to statutory and regulatory requirements, (c) pursuant to any mandatory court order or subpoena or in connection with any legal process, (d) pursuant to any written agreement hereafter made between Agent, any Lender and Borrower to which such information relates, which agreement permits such disclosure, (e) as necessary in connection with the exercise of any remedy by Agent or any Lender under the Debt Documents, (f) consisting of general portfolio information that does not identify Borrower or any of its Subsidiaries, (g) which has heretofore been publicly disclosed or is otherwise available to such Agent and/or Lender on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with Borrower, (h) in connection with any litigation to which Agent or any Lender or its affiliates is a party, (i) subject to an agreement containing provisions substantially the same as those set forth in this Section 10.13, to any  assignee of or participant in, or prospective assignee of or participant in, any of the Obligations, (j) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 10.13 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (k) as required or requested by any governmental authority or reasonably believed by Agent or any Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (l) as, on the advice of Agent’s or such Lender’s counsel, required by law; (m) in connection with the exercise of any right or remedy under the Debt Documents or in connection with any litigation to which Agent or such Lender is a party or bound; or (n) that ceases to be confidential through no fault of Agent or such Lender.

10.14.      Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

              IN WITNESS WHEREOF, each Loan Party, Agent and Lenders, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

BORROWER:

HELICOS BIOSCIENCES CORPORATION

By:	/s/ Stanley N. Lapidus
Name: Stanley N. Lapidus
Title: Chairman and CEO

Address For Notices For All Loan Parties:

c/o Helicos Biosciences Corporation
One Kendall Square, Building 700
Cambridge, MA 02139
Attention:
Phone:
Facsimile:

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Danijela Gjenero
Name: Danijela Gjenero
Title: Duly Authorized Signatory

Address For Notices:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc., LSF

83 Wooster Heights Road, Fifth Floor

Danbury, Connecticut 06810

Attention: Senior Vice President of Risk
Phone: (203) 205-5200

Facsimile: (203) 205-2192

With a copy to:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda,  Maryland  20814

Attention: General Counsel
Phone: (301) 961-1640

Facsimile:  (301) 664-9866

LENDER:

CIT HEALTHCARE LLC

By:	/s/ Mark Esposito
Name: Mark Esposito
Title: Assistant Vice President

Address For Notices:

CIT Healthcare LLC

305 Fellowship Road, Suite 300

Mount Laurel, New Jersey  08054

Attention:  Legal

Phone: (856) 813-2696

Facsimile: (856) 813-2996

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

SCHEDULE A

COMMITMENTS

Name of Lender	Commitment of such Lender	Pro Rata Share
General Electric Capital Corporation	$10,000,000.00	50%
CIT Healthcare LLC	$10,000,000.00	50%
TOTAL	$20,000,000.00	100%

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

SCHEDULE B

DISCLOSURES

Existing Liens

Debtor	Secured Party	Collateral	State and Jurisdiction	Filing Date and Number (include original file date and continuations, amendments, etc.)
Borrower	General Electric Capital Corporation	All equipment and other personal property now or hereafter finance under Master Security Agreement dated June 9, 2006 and all collateral schedules thereunder...	Delaware- SOS	06/19/06 62094159 (O)
Borrower	General Electric Capital Corporation

Various equipment including all additions, attachments, accessories and accessions thereto, and any and all substitutions, replacements or exchanges therefore and all insurance and/or other proceeds thereof.

			Delaware- SOS	06/20/06 62176568 (O)
Borrower	General Electric Capital Corporation

Various equipment including all additions, attachments, accessories and accessions thereto, and any and all substitutions, replacements or exchanges therefore and all insurance and/or other proceeds thereof.

			Delaware- SOS	12/01/06 64291993 (O)

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Existing Indebtedness

Debtor	Creditor	Amount of Indebtedness outstanding as of ,	Maturity Date
Borrower	General Electric Capital Corporation	$1,028,390 as of 6/19/06	7/1/09
Borrower	General Electric Capital Corporation	$1,444,252 as of 11/30/06	10/30/09

Existing Investments

Debtor	Type of Investment	Date	Amount Outstanding as of
Borrower	Wholly Owned Subsidiary — Helicos Bioscience Securities Corporation	Formed 12/23/03

Material Agreements

1.  The RB Kendall Fee, LLC Lease with respect to property located at One Kendall Square, Cambridge, Massachusetts

2.  General Electric Capital Corporation Master Security Agreement and Notes dated 6/19/06 and 11/30/06

3.  License Agreement with Arizona Technology Enterprises effective 3/16/05

4.  License Agreement with California Institute of Technology effective 11/30/03

5.  License Agreement with Roche Diagnostics Corporation effective 6/7/04

6.  License Agreement with PerkinElmer LAS, Inc. effective 4/23/07

7.  Asset Purchase Agreement with Quiatech AB dated June 30, 2006

8.  Optikos Purchase Order dated 9/18/07 in the amount of 1,572,008

SCHEDULE C

BORROWER’S INVESTMENT POLICY

Investment Policy Template

The guidelines and criteria set forth below are examples of investment policy provisions, and are provided for informational use only.  Your company should not adopt any particular provision unless appropriate based upon its determination of its particular needs, objectives and circumstances.  Please refer to the accompanying Instructions and Definitions when using this Template.

1.                                      Purpose.  This corporate investment policy is designed to provide the operational guidelines for the management of the                 company’s corporate cash assets.

2.                                       Objectives.

                                                A.  Preserve capital;

                                                B.  Provide sufficient liquidity to satisfy operating requirements, working capital purposes and strategic initiatives;

                                                C. Capture a market rate of return based on the company’s investment policy parameters and market conditions.

3.                                       Eligible Instruments.  Assets subject to this investment policy may be invested only in the following U.S. dollar                         denominated securities.

• Money market mutual funds	• Obligations issued by the U.S. Treasury
• Obligations of a U.S. Federal Agency or U.S.	• Auction Rate Certificates
government sponsored enterprise	• Auction Preferred Stock
• Commercial Paper	• Certificates of Deposit
• Corporate Debt	• Municipal Securities
• Variable Rate Demand Obligations	• Repurchase Transactions

4.                                       Final Maturity.  No security in the account may have a final maturity of more than 18 months. With respect to any Eligible Instrument that has an auction or put feature, the next auction, put or reset date, and not final maturity, should be used as the instrument’s final maturity for all purposes hereunder including, but not limited to, application of the weighted average maturity restriction below.

5.                                       Weighted Average Maturity.  The account’s weighted average maturity may not exceed 6 months.

6.                                       Credit Rating Minimums.  Account assets may be invested only in Eligible Instruments; (i) bearing a credit rating of AI, PI or equivalent, or higher for short-term investments and; (ii) bearing a credit rating of AA or higher for longer-term investments.

7.                                       Issuer Concentration.  No more than 5% or the total portfolio per issuer [and] no more than 25% of the total issue size outstanding, at the time of purchase.  U.S. Govt or its sponsored agencies [list exempt security types] are exempt from these concentration limits.

8.                                       Communication.  The investment provider will contact the company’s Finance Department as soon as reasonable practicable upon the occurrence of any of the following events:

A.	A security held in the account is downgraded;

B.	A security held in the account is downgraded causing the credit quality to fall below the minimum standards stated in this Investment Policy.

9.                                       Internal Controls.  The CFO and Controller [insert titles] of the company is/are responsible for ensuring that the company’s investment portfolio is properly accounted for at all times. This will include:

A.	The establishment and maintenance of files for all accounts with broker-dealers or asset managers and related transaction confirmations and periodic account statements

B.	The preparation of journal entries on a monthly basis to accrue investment income earned on investments, amortization of premiums or discounts, cash receipts and fund transfers

C.	The reconciliation of all period account statements received from the organizations investing the company’s cash, and from the company’s custodian, to the general ledger

D.	The notification to an investment provider in the event of any change in the company’s investment policy objectives, authorized persons or income tax status

E.	Confirming that an account at a broker-dealer or asset manager conforms to the terms of this investment policy statement and notifying the investment provider in the event of non-conformance

                The company’s CFO with approval of Audit Committee [insert titles] is/are authorized to amend this IPS.

10.                                 Other.  List any other guidelines, limits or restrictions applicable to the account.

The following investments are deemed ineligible:

Derivatives

Short Sales or Margin Purchases

Non-dollar Denominated Securities

Structured Notes or “Range Floaters”

(c) 2006 UBS Financial Services Inc.  All rights reserved.  Member SIPC.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

EXHIBIT A

FORM OF PROMISSORY NOTE

 [                    ,         ]

FOR VALUE RECEIVED, HELICOS BIOSCIENCES CORPORATION, a Delaware corporation located at the address stated below (“Borrower”), promises to pay to the order of [Lender] or any subsequent holder hereof (each, a “Lender”), the principal sum of                            and       /100 Dollars ($                                      ) or, if less, the aggregate unpaid principal amount of all Term Loans made by Lender to or on behalf of Borrower pursuant to the Agreement (as hereinafter defined).  All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Agreement.

This Promissory Note is issued pursuant to that certain Loan and Security Agreement, dated as of                       , 20      , among Borrower, the guarantors from time to time party thereto, General Electric Capital Corporation, as agent and lender, the other lenders signatory thereto, and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is one of the Notes referred to therein, and is entitled to the benefit and security of the Debt Documents referred to therein, to which Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Agreement.  The terms of the Agreement are hereby incorporated herein by reference.

All payments shall be applied in accordance with the Agreement.  The acceptance by Lender of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lender’s right to receive payment in full at such time or at any prior or subsequent time.

All amounts due hereunder and under the other Debt Documents are payable in the lawful currency of the United States of America.  Borrower hereby expressly authorizes Lender to insert the date value as is actually given in the blank space on the face hereof and on all related documents pertaining hereto in accordance with Section 10.3 of the Agreement.

This Note is secured as provided in the Agreement and the other Debt Documents.  Reference is hereby made to the Agreement and the other Debt Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security interest, the terms and conditions upon which the security interest was granted and the rights of the holder of the Note in respect thereof.

Time is of the essence hereof.  If Lender does not receive from Borrower payment in full of any Scheduled Payment or any other sum due under this Note or any other Debt Document within 3 days after its due date, Borrower agrees to pay the Late Fee in accordance with the Agreement.  Such Late Fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Borrower may owe as a result of such late payment.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

This Note may be voluntarily prepaid only as permitted under Section 2.4 of the Agreement.  After an Event of Default, this Note shall bear interest at a rate per annum equal to the Default Rate pursuant to Section 2.6 of the Agreement.

Borrower and all parties now or hereafter liable with respect to this Note, hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including reasonable out-of-pocket attorneys’ fees and expenses.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless such variation or modification is made in accordance with Section 10.8 of the Agreement.   Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

HELICOS BIOSCIENCES CORPORATION

By:

Name:

Title:

Federal Tax ID#:

Address:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

EXHIBIT B

SECRETARY’S CERTIFICATE OF AUTHORITY

[DATE]

Reference is made to the Loan and Security Agreement, dated as of [                     ,       ] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among [Borrower Name], a [                    ] [corporation/limited liability company/limited liability partnership/limited partnership] (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), as a lender and as agent (in such capacity, together with its successors and assigns in such capacity, “Agent”), and the other lenders signatory thereto from time to time (GECC and such other lenders, the “Lenders”).  Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

I, [                                                  ], do hereby certify that:

(i)            I am the duly elected, qualified and acting [Assistant] Secretary of [INSERT NAME OF LOAN PARTY] (the “Company”);

(ii)           attached hereto as Exhibit A is a true, complete and correct copies of the Company’s [Certificate/Articles of Incorporation or Articles of Organization/Certificate of Formation] and the [Bylaws/LLC Agreement/Partnership Agreement], each of which is in full force and effect on and as of the date hereof;

(iii)          each of the following named individuals is a duly elected or appointed, qualified and acting officer of the Company who holds the offices set opposite such individual’s name, and such individual is authorized to sign the Debt Documents to which the Company is a party and all other notices, documents, instruments and certificates to be delivered pursuant thereto, and the signature written opposite the name and title of such officer is such officer’s genuine signature:

Name	Title	Signature

(iv)          attached hereto as Exhibit B are true, complete and correct copies of resolutions adopted by the Board of Directors/Members of the Company (the “Board”) authorizing the execution, delivery and performance of the Debt Documents to which the Company is a party, which resolutions were duly adopted by the Board on [DATE] and all such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification, rescission or revocation; and

(v)           the foregoing authority shall remain in full force and effect, and Agent and each Lender shall be entitled to rely upon same, until written notice of the modification, rescission or revocation of same, in whole or in part, has been delivered to Agent and each Lender, but no such modification, rescission or revocation shall, in any event, be effective with respect to any documents executed or actions taken in reliance upon the foregoing authority before said written notice is delivered to Agent and each Lender.

[Signature Page Follows]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:
Title:	[Assistant] Secretary

The undersigned does hereby certify on behalf of the Company that he/she is the duly elected or appointed, qualified and acting [TITLE] of the Company and that [NAME FROM ABOVE] is the duly elected or appointed, qualified and acting [Assistant] Secretary of the Company, and that the signature set forth immediately above is his/her genuine signature.

Name:
Title:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

EXHIBIT B TO SECRETARY’S CERTIFICATE OF AUTHORITY

FORM OF RESOLUTIONS

[TO ATTACH ACTUAL RESOLUTIONS PREPARED BY COMPANY]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

HELICOS BIOSCIENCES CORPORATION

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS

                The undersigned, being all the directors of Helicos BioSciences Corporation, a Delaware corporation (the “Company”), hereby consent to and adopt the following resolutions pursuant to Section 141 of the General Corporation Law of the State of Delaware and agree that said resolutions shall have the same effect as if duly adopted at a meeting of the Directors held for the purpose:

Loan Agreement

RESOLVED:

That it is appropriate and in the best interests of the Company to enter into, execute and consummate the transactions contemplated by the following documents, each to be executed on or about the date hereof: (i) the Loan and Security Agreement by and among the Company, Helicos BioSciences Securities Corporation (“Securities Corporation”), General Electric Capital Corporation, as agent (the “Agent”) and the lenders from time to time parties thereto (the “Lenders”) (the “Loan Agreement”), substantially in the form attached hereto as Exhibit A and on terms described in the Term Sheet attached hereto as Exhibit B in each case with such modifications thereto as any Authorized Officer (as defined below) shall in such person’s judgment deem to be necessary and appropriate, pursuant to which such lenders shall agree to make loans to the Company up to a principal amount of $20,000,000 at any time outstanding and (ii) the promissory note evidencing the loans made under the Loan Agreement (the “Note”); and further

RESOLVED:

That it is appropriate and in the best interests of the Company to enter into, execute and consummate the transactions contemplated by the following documents, each to be executed on or about the date hereof: (i) the Pledge Agreement by and among the Company and Securities Corporation in favor of the Agent (the “Pledge Agreement”) and (ii) all other agreements, instruments, documents and certificates prepared in connection therewith (the “Other Documents,” and together with the Loan Agreement and the Note the “Loan Documents”); and further

RESOLVED:	That the borrowing under the Loan Agreement is appropriate and in the best interests of the Company and is hereby authorized, approved and adopted in all respects; and further

RESOLVED:	That the grant of a continuing security interest in all personal property of the Company under Loan Agreement is hereby authorized, approved and adopted in all respects; and further

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

RESOLVED:

That the terms and provisions of, and the performance of the transactions contemplated by the Loan Agreement, the Note, the Pledge Agreement and the Guaranty Agreement are hereby authorized, approved and adopted in all respects and the Company is hereby authorized to (i) enter into the Loan Documents, (ii) perform its obligations thereunder and (iii) take all actions contemplated thereby; and further

RESOLVED:

That the Securities Corporation is hereby authorized to (i) guarantee all of the obligations under the Loan Documents and (ii) secure all of the obligations under the Loan Documents by entering into the Guaranty Agreement by the Securities Corporation in favor of the Agent; and further

RESOLVED:

That the Chief Executive Officer, President, any Vice President, Chief Financial Officer or Treasurer, or Secretary (“Authorized Officers”) at the time in office be, and they hereby are authorized, directed and empowered, for and on behalf of and in the name of the Company to make, execute and deliver the Loan Documents together with any and all amendments, supplements, modifications, extensions, restatements, renewals, replacements and any additional agreements, documents and instruments relating to the foregoing and all such agreements, documents and instruments shall contain such terms, conditions and waivers as such officer or agent deems necessary or desirable in the interest of the Company, and the execution of any such agreement, document or instrument by any such officer or agent shall be conclusive proof of the approval of all of the terms and conditions thereof for and on behalf of the Company.

General Authorizations

RESOLVED:

That the Authorized Officers be, and each of them hereby is, authorized, empowered and directed (i) to execute and deliver in the name of and on behalf of the Company any and all additional documents, agreements, certificates and other instruments to effectuate any of the foregoing resolutions or any of the transactions contemplated thereby, all with such changes therein as any said Authorized Officers may deem necessary or desirable, and (ii) to take such action (including without limitation the filing of any and all applications and the payment of any and all expenses), or to cause others to take such action in the name of and on behalf of the Company as may in the judgment of the Authorized Officer so acting be necessary or desirable in connection with, or in the furtherance of, any of the foregoing resolutions or any of the transactions contemplated thereby, the execution and delivery of any such document, agreement, certificate, or other instrument or the taking of any such action shall be conclusive evidence of such Authorized Officer’s authority hereunder to so act; and further

RESOLVED:	That the Company is hereby authorized and directed to pay all fees and expenses incurred in connection with the execution and performance of the Loan Documents; and further

RESOLVED:

That all actions previously taken by any officer or director of the Company in connection with any matter referred to in or contemplated by any of the foregoing resolutions are hereby ratified, confirmed and approved in all respects

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

as fully as if such actions had been presented to the Board of Directors for its approval prior to such actions being taken; and further

RESOLVED:                               That this consent be filed with the records of the meetings of the Board of Directors; and further

RESOLVED:                               That this consent may be executed in counterparts.

[Signature Page to Follow]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

This Written Consent may be signed in two or more counterparts, each of which shall be deemed and original but all of which shall together be considered one and the same instrument.

The undersigned further direct that this Consent shall take effect immediately as of the latest date written below and shall be filed in the minute book of the Corporation with the minutes of the meetings of the Board of Directors.

/s/ Noubar B. Afeyan	12/20/2007
Noubar B. Afeyan	Date

/s/ Stanley N. Lapidus	12/21/2007
Stanley N. Lapidus	Date

/s/ Brian G. Atwood	Dec. 20, 2007
Brian G. Atwood	Date

/s/ Peter Barrett	12/21/2007
Peter Barrett	Date

/s/ Claire M. Fraser-Liggett	12/27/2007
Claire M. Fraser-Liggett	Date

/s/ Robert F. Higgins	12/27/2008
Robert F. Higgins	Date

/s/ Ronald A. Lowy	12/22/2007
Ronald A. Lowy	Date

/s/ Theo Melas-Kyriazi	December 20, 2007
Theo Melas-Kyriazi	Date

/s/ Steven St. Peter	12/20/2007
Steven St. Peter	Date

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

EXHIBIT C-1

FORM OF LANDLORD CONSENT

[Landlord]

[Address]

[                    ,         ]

Ladies and Gentlemen:

General Electric Capital Corporation (together with its successors and assigns, if any, “Agent”) and certain other lenders (the “Lenders”) have entered into, or is about to enter into, a Loan and Security Agreement, dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) with [CUSTOMER NAME] (“Borrower”) [and                      (“Company”)], pursuant to which [Borrower] [Company] has granted, or will grant, to Agent, on behalf of itself and the Lenders, a security interest in certain assets of [Borrower] [Company], including, without limitation, all of [Borrower’s] [Company’s] cash, cash equivalents, accounts, books and records, goods, inventory, machinery, equipment, furniture and trade fixtures (such as equipment bolted to floors), together with all addition, substitutions, replacements and improvements to, and proceeds, including, insurance proceeds, of the foregoing, but excluding building fixtures (such as plumbing, lighting and HVAC systems (collectively, the “Collateral”).  Some or all of the Collateral is, or will be, located at certain premises known as [                                    ] in the City or Town of [                          , County of                                                    and State of               ] (“Premises”), and [Borrower] [Company] occupies the Premises pursuant to a lease, dated as of [DATE], between [Borrower] [Company], as tenant, and you, [NAME], as [owner/landlord/mortgagee/realty manager] (as amended, restated, supplemented or otherwise modified from time to time, the “Lease”).

By your signature below, you hereby agree (and we shall rely on your agreement) that: (i) the Lease is in full force and effect and you are not aware of any existing defaults thereunder, (ii) the Collateral is, and shall remain, personal property regardless of the method by which it may be, or become, affixed to the Premises; (iii) you agree to use your best efforts to provide Agent with written notice of any default by [Borrower] [Company] under the Lease resulting in a termination of the Lease (“Default Notice”) and Agent shall have the right, but not the obligation to cure such default within 15 days following Agent’s receipt of such Default Notice, (iv) your interest in the Collateral and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject and subordinate to the interests of Agent and you agree not to levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason; (v) Agent, and its employees and agents, shall have the right, from time to time, to enter into the Premises for the purpose of inspecting the Collateral; and (vi) Agent, and its employees and agents, shall have the right, upon any default by [Borrower] [Company] under the Agreement, to enter into the Premises and to remove or otherwise deal with the Collateral, including, without limitation, by way of public auction or private sale (provided that, if Agent conducts a public auction or private sale of the Collateral at the Premises, Agent shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner that would not unduly disrupt Landlord’s or any other tenant’s use of the Premises).  Agent agrees to repair or reimburse you for any physical damage actually caused to the Premises by Agent, or its employees or agents, during any such removal or inspection (other than ordinary wear and tear), provided that it is understood by the parties hereto that Agent shall not be liable for any diminution in value of the Premises caused by the removal or absence of the Collateral therefrom.  You hereby acknowledge that Agent shall have no obligation to remove or dispose of the Collateral from the Premises and no action by Agent pursuant to this Consent shall be deemed to be an assumption by Agent of any obligation under the Lease

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

and, except as provided in the immediately preceding sentence, Agent shall not have any obligation to you.

You hereby acknowledge and agree that [Borrower’s] [Company’s] granting of a security interest in the Collateral in favor of Agent, on behalf of itself and the Lenders, shall not constitute a default under the Lease nor permit you to terminate the Lease or re-enter or repossess the Premises or otherwise be the basis for the exercise of any remedy available to you.

This Consent and the agreements contained herein shall be binding upon, and shall inure to the benefit of, any successors and assigns of the parties hereto (including any transferees of the Premises).  This Consent shall terminate upon the indefeasible payment of Borrower’s indebtedness in full in immediately available funds and the satisfaction in full of Borrower’s [and Company’s] performance of its obligations under the Agreement and the related documents.

This Consent and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed signature page of this Consent or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

We appreciate your cooperation in this matter of mutual interest.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc., LSF
83 Wooster Heights Road, Fifth Floor
Danbury, Connecticut 06810
Attention: Senior Vice President of Risk
Phone: (203) 205-5200
Facsimile: (203) 205-2192

With a copy to:
General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866

AGREED TO AND ACCEPTED BY:

[NAME], as [owner/landlord/mortgagee/realty manager]

By:
Name:
Title:

Address:

AGREED TO AND ACCEPTED BY:

[NAME OF LOAN PARTY]

By:
Name:
Title:

Interest in the Premises (check applicable box)

☐            Owner

☐            Mortgagee

☐            Landlord

☐            Realty Manager

Address:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

EXHIBIT C-2

FORM OF BAILEE CONSENT

[Letterhead of GE Capital]

                 , 200

[NAME OF BAILEE]

Dear Sirs:

Re:  [Name of the Loan Party] (the “Company”)

Please accept this letter as notice that we have entered into or may enter into financing arrangements with the Company under which the Company has granted to us continuing security interests in substantially all personal property and assets of the Company and the proceeds thereof, including, without limitation, certain equipment owned by the Company held by you at the manufacturing facility (the “Premises”) owned by you and located at [                            ](the “Personal Property”).

Please acknowledge that as a result of such arrangements, you are holding all of the Personal Property solely for our benefit and subject only to the terms of this letter and our instructions; provided, however, that until further written notice from us, you are authorized to use and/or release any and all of the Personal Property in your possession as directed by the Company in the ordinary course of business. The foregoing instructions shall continue in effect until we modify them in writing, which we may unilaterally do without any consent or approval from the Company.  Upon receipt of our instructions, you agree that (a) you will release the Personal Property only to us or our designee; (b) you will cooperate with us in our efforts to assemble, sell (whether by public or private sale), take possession of, and remove all of the Personal Property located at the Premises; (c) you will permit the Personal Property to remain on the Premises for forty-five (45) days after your receipt of our instructions or at our option, to have the Personal Property removed from the Premises within a reasonable time, not to exceed forty-five (45) days after your receipt of our instructions; (d) you will not hinder our actions in enforcing our liens on the Personal Property; and (e) after receipt of our instructions, you will abide solely by our instructions with respect to the Personal Property, and not those of the Company.

You hereby waive and release in our favor: (a) any contractual lien, security interest, charge or interest and any other lien which you may be entitled to whether by contract, or arising at law or in equity against any Personal Property; (b) any and all rights granted under any present or future laws to levy or distrain for rent or any other charges which may be due to you against the Personal Property; and (c) any and all other claims, liens, rights of offset, deduction, counterclaim and demands of every kind which you have or may hereafter have against the Personal Property.

 You agree that (i) you have not and will not commingle the Personal Property with any other property of a similar kind owned or held by you in any manner such that the Personal Property is not readily identifiable, (ii) you have not and will not issue any negotiable or non-negotiable documents or

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

instruments relating to the Personal Property, and (iii) the Personal Property is not and will not be deemed to be fixtures.

Notwithstanding the foregoing, all of your charges of any nature whatsoever shall continue to be charged to and paid by the Company and we shall not be liable for such charges.

You hereby authorize us to file at any time such financing statements naming you as the debtor/bailee, Company as the secured party/bailor, and us as the Company’s assignee, indicating as the collateral goods of the Company now or hereafter in your custody, control or possession and proceeds thereof, and including any other information with respect to the Company required under the Uniform Commercial Code for the sufficiency of such financing statement or for it to be accepted by the filing office of any applicable jurisdiction (and any amendments or continuations with respect thereto).

The arrangement as outlined herein is to continue without modification, until we have given you written notice to the contrary.

EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER.

Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

                The terms and conditions contained herein are to be construed and enforced in accordance with the laws of the State of New York.

This terms and conditions contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

The Company has signed below to indicate its consent to and agreement with the foregoing arrangements, terms and conditions.  By your signature below, you hereby agree to be bound by the terms and conditions of this letter.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:	Duly Authorized Signatory

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc., LSF
83 Wooster Heights Road, Fifth Floor
Danbury, Connecticut 06810
Attention: Senior Vice President of Risk
Phone: (203) 205-5200
Facsimile: (203) 205-2192

With a copy to:

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866

Agreed to:

[NAME OF LOAN PARTY]

By:
Name:
Title:
Address:

[NAME OF BAILEE]

By:
Name:
Title:
Address:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

EXHIBIT D

COMPLIANCE CERTIFICATE

[DATE]

Reference is made to the Loan and Security Agreement, dated as of [                     ,       ] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among [Borrower Name], a [                    ] [corporation/limited liability company/limited liability partnership/limited partnership] (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), in its capacity as agent (in such capacity, together with its successors and assigns, in such capacity, the “Agent”) and lender, and the other lenders signatory thereto (GECC and such other lenders, the “Lenders”).  Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

I, [                                                  ], do hereby certify that:

(i)            I am the duly elected, qualified and acting [TITLE] of Borrower;

(ii)           attached hereto as Exhibit A are [the monthly financial statements]/[annual audited financial statements]/[quarterly financial statements] as required under Section 6.3 of the Agreement and that such financial statements are prepared in accordance with GAAP and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes;

(iii)          Borrower is in compliance with Section 6.8(g) of the Agreement and attached hereto as Exhibit B is the latest [monthly] statements with respect to the Cash Account evidencing such compliance;

(iv)          no Default or Event of Default has occurred under the Agreement which has not been previously disclosed, in writing, to Lender; and

(v)           all representations and warranties of the Loan Parties stated in the Debt Documents are true and correct in all respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date.

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:
Title:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

EXHIBIT E

EPS Setup Form	Submit Via Fax: ATTN: EPS Facilitator (262) 798-4530	GE Healthcare Financial Services Phone: (262) 798-4494 Fax: (262) 798-4530

1.  Sender Information:                                                                              Instructions To Enroll In EPS Plan:

Sender Name:	A. Complete sections 1 - 7 (signature and all other information is required)
Sender Phone Number:	B. Include a copy of a voided check, on which is noted your bank, branch and account number
C. Please submit via Fax to: (262) 798-4530

2.  Authorization Agreement for Pre-Arranged Payment Plan:

(a)                                                                        (“Borrower”) authorizes General Electric Capital Corporation (“Agent”) to initiate debit entries for payment becoming due pursuant to the terms and conditions set forth in the Loan and Security Agreement, dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Borrower, the guarantors form time to time party thereto, Agent and the lenders signatory thereto.

(b)                     Borrower understands that the basic term loan payment and all applicable taxes are solely its responsibility.  If payment is not satisfied due to account closure, insufficient funds, or cancellation of any required automated payment services, Borrower agrees to remit payment plus any applicable late charges, as set forth in the Agreement.

(c)                      It is incumbent upon Borrower to give written notice to Agent of any changes to this authorization or the below referenced bank account information 10 days prior to payment date; Borrower may revoke this authorization by giving 10 days written notice to Agent unless otherwise stipulated in the Agreement.

(d)                     If a deduction is made in error, Borrower has the right to be paid within five business days by Agent the amount of the erroneous deduction, provided Agent is notified in writing of such error.

(e)                      Cosigner must also sign if the account is a joint account.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

3.  Agent Account Number(s): (Invoice Billing ID, 10-digit number formatted: 1234567-001)

Account:	Account:	Account:	Account:
Account:	Account:	Account:	Account:

4. First Payment Debit Date (mm/dd/yy)	First Payment:

5.  Complete ALL Bank and Borrower Information:

BANK	Name of Bank or Financial Institution:	Bank Account Number:	ABA Routing Number (9-digit number)
INFO	Address of Bank or Financial Institution:	City:	State: Zip Code:

	Signatures	Company	Contact
	Signature of Authorized Signer: Date:	Company Name:	Contact Name:

BORROWER	Name of Joint Account Holder: (Please Print)	Company Address:	Contact Phone Number:

INFO	Signature of Joint Account Holder: Date:	City:	Contact Fax Number:

	Name of Authorized Signer: (Please Print)	State: Zip Code:	Contact email address:

6.  Would you like to have property taxes paid via EPS on above accounts?
                Check (X):  YES: ☐            NO: ☐

7.  Would you like to receive a complementary invoice?
                Check (X):  YES: ☐            NO: ☐

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.